QuickLinks -- Click here to rapidly navigate through this document

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. 3)

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
FiNet.com, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☐	No fee required
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☒	Fee paid previously with preliminary materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid: N/A
	(2)	Form, Schedule or Registration Statement No.: N/A
	(3)	Filing Party: N/A
	(4)	Date Filed: N/A

FiNet.com, Inc.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
August 8, 2002

TO THE STOCKHOLDERS OF FINET.COM, INC.:

        NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of FiNet.com, Inc., a Delaware corporation ("FiNet" or the "Company"), will be held on Thursday, August 8, 2002 at 9:30 a.m., Pacific Time, at the Company's corporate offices located at 2527 Camino Ramon, Suite 200, San Ramon, California 94583, for the following purposes:

  1.
  To elect directors to serve until the next annual meeting of stockholders and until their successors are duly elected and qualified.

  2.
  To approve an amendment to the Company's 1998 Non-Employee Directors' Stock Option Plan to allow an annual grant to the Non-Employee Directors of 1,000 shares for each one million shares of the Company's Common Stock outstanding.

  3.
  To ratify the appointment of Ernst & Young LLP as independent auditors of the Company for the fiscal year ending December 31, 2002.

  4.
  To consider and vote upon a proposal to approve the sale and issuance of additional shares of Series B Convertible Preferred Stock and Common Stock warrants in connection with a private placement of the Company's securities, which would, when aggregated with related transactions, result in the Company issuing securities convertible into more than 20% of its outstanding Common Stock.

  5.
  To consider and vote upon a proposal to approve the sale and issuance of shares of Series B Convertible Preferred Stock and Common Stock warrants to an officer of the Company and a director of the Company in connection with a private placement of the Company's securities, which would, when aggregated with related transactions, result in the Company issuing securities convertible into more than 20% of its outstanding Common Stock.

  6.
  To consider and vote upon a proposal to approve the issuance of shares of the Company's Common Stock in connection with a proposed acquisition of R.E. Ventures, Inc., which could potentially result in the Company issuing shares representing more than 20% of its outstanding Common Stock.

  7.
  To transact such other business as may properly come before the meeting or any adjournments thereof.

        The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

        Only stockholders of record at the close of business on July 1, 2002 are entitled to notice of, and to vote at, the meeting and any adjournments thereof.

        All stockholders are cordially invited to attend the meeting in person. The presence in person and/or the representation by proxy of the holders of a majority of the issued and outstanding shares of stock entitled to vote is necessary and sufficient to constitute a quorum. Accordingly, if you do not expect to be present at the meeting, you may vote your shares of stock by phone or by executing the accompanying proxy and returning it promptly in the postage-prepaid envelope enclosed for that purpose. Any stockholder attending the meeting may vote in person even if such stockholder previously signed and returned a proxy.

                      For the Board of Directors
                      L. Daniel Rawitch,
                      Chief Executive Officer

San Ramon, California
July 22, 2002

        WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE VOTE YOUR SHARES OF STOCK BY PHONE OR ELECTRONICALLY THROUGH THE INTERNET, OR COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE.

FINET.COM, INC.

PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS

        The enclosed Proxy is solicited on behalf of the Board of Directors (the "Board") of FiNet.com, Inc. ("FiNet" or the "Company") for use at the Company's Annual Meeting of Stockholders (the "Annual Meeting") to be held Thursday, August 8, 2002 at 9:30 a.m., Pacific Time, or at any adjournments or postponements thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held at the Company's principal executive offices, located at 2527 Camino Ramon, Suite 200, San Ramon, California 94583. The telephone number at that address is (925) 242-6600.

        These proxy solicitation materials are first being mailed on or about July 22, 2002 to all stockholders entitled to vote at the Annual Meeting.

CERTAIN MATTERS TO BE VOTED UPON

        Proposals four and five relate to a private placement of the Company's securities. The Company is seeking the approval of proposals four and five in order to raise capital to fund its operations and develop its product and service offerings. Proposal six concerns an issuance of the Company's securities in connection with an acquisition of assets formerly owned by RealEstate.com, Inc. The approval of proposal six is being sought in order to allow the Company to issue securities to obtain these assets in compliance with Nasdaq stockholder approval rules. The Company plans to turn the entity that currently holds the acquired assets into an operating entity in order to utilize the acquired assets to benefit other areas of the Company's business.

        There are certain conflicts of interest inherent in the transactions contemplated by proposals four and five, since several significant stockholders of the Company and two directors of the Company are participating in these transactions. As a result, the Company has sought, and received, approval of these transactions from a majority of the disinterested members of the Company's Board.

        While there are no inherent conflicts of interest in the transaction contemplated by proposal six, the issuance of securities, if approved, could result in the Company becoming obligated to issue up to 40% of its common stock in two years, as described in more detail in proposal six below.

        Management, directors and parties who are interested (and their affiliates) in one or more of the proposals for which proxies are being solicited collectively control approximately 25.6% of the total voting power of all outstanding capital stock of the Company on an as-converted-to-common-stock basis.

        Several of the proposals to be voted upon could, if approved, result in significant dilution of the ownership of the Company's current stockholders. As discussed in more detail below, proposals four, five and six, if approved, could result in the combined issuance of securities representing up to 69.6% of the Company's current capitalization (representing an ownership interest of 41.0% following such issuances) over the next two years. At a minimum, even if none of proposals four, five and six are approved, the transactions described in this proxy statement have already resulted in the issuance of securities representing 15.9% of the Company's current capitalization.

INFORMATION CONCERNING SOLICITATION AND VOTING

Restatement of Share Information as a Result of February 2001 Reverse Stock Split

        On February 20, 2001, the Company effected a one-for-twelve reverse stock split of its outstanding shares of Common Stock. All share, option and warrant information contained in this proxy statement has been restated for all periods to reflect this reverse split.

Record Date and Outstanding Shares

        Stockholders of record at the close of business on July 1, 2002 (the "Record Date") are entitled to notice of, and to vote at, the Annual Meeting. On the Record Date, 9,542,424 shares of the Company's Common Stock, $0.01 par value per share (the "Common Stock"), and 33,750 shares of the Company's Series B Convertible Preferred Stock, $0.01 par value per share (the "Preferred Stock") were issued, outstanding and entitled to vote at the Annual Meeting.

Revocability of Proxies

        Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Secretary of the Company a written notice of revocation or a duly executed proxy bearing a later date, or by attending the Annual Meeting and voting in person. Mere attendance at the Annual Meeting will not serve to revoke a proxy.

Voting and Solicitation

        Holders of Common Stock are entitled to one vote for each share of Common Stock held. Holders of Preferred Stock are entitled to one vote for each share of Common Stock that their Preferred Stock is convertible into. Currently, holders of Preferred Stock are entitled to 40 votes for each share of Preferred Stock held.

        Solicitation of proxies may be made by directors, officers and other employees of the Company by personal interview, telephone, facsimile or other method. No additional compensation will be paid for any such services. Costs of solicitation, including preparation, assembly, printing and mailing of this proxy statement, the proxy and any other information furnished to the stockholders, will be borne by the Company. The Company has retained Automatic Data Processing, Inc., to aid in the solicitation of proxies from stockholders, banks and other institutional nominees. The fees and expenses of such firm are not expected to exceed $10,000. The Company may reimburse the reasonable charges and expenses of brokerage houses or other nominees or fiduciaries for forwarding proxy materials to, and obtaining authority to execute proxies from, beneficial owners for whose account they hold shares of Common Stock.

Quorum; Abstentions and Broker Non-Votes

        The required quorum for the transaction of business at the Annual Meeting is a majority of the shares of capital stock (on an as-converted-to-Common-Stock basis) outstanding and entitled to vote on the Record Date. Broker non-votes and shares held by persons abstaining will be counted in determining whether a quorum is present at the Annual Meeting. However, broker non-votes will have no effect on the outcome of the vote for the election of directors and are not counted for purposes of determining whether proposals two, three, four, five and six have been approved. Abstentions will have no effect on the outcome of the vote for the election of directors, but will have the effect of being cast against proposals two, three, four, five and six for purposes of determining whether or not the proposals have been approved, even though the stockholder so abstaining may intend a different interpretation.

PROPOSAL ONE

ELECTION OF DIRECTORS

Nominees

        The Bylaws of the Company provide for a Board consisting of not fewer than five nor more than fifteen directors. The number of directors is currently set at six. Six directors are to be elected at the Annual Meeting. Unless otherwise instructed, the proxy holders will vote the proxies they receive for the six nominees named below. All of the nominees named below other than Mr. Dallas and Mr. Silva are incumbent directors who were elected to their present terms by the stockholders of the Company. Mr. Dallas was appointed by the Board in March 2002 to fill the vacant seat left by Antonio Falcão's death in December 2001. Mr. Silva was appointed by the Board in April 2002. The present term of each of the directors continues until the Annual Meeting and until his successor has been elected and qualified. In the event that any nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present Board to fill the vacancy. The Board has no reason to believe that any of the persons named below will be unable or unwilling to serve as a director if elected. The proposed nominees are not being nominated pursuant to any arrangement or understanding with any person. The term of office of each person elected as a director will continue until the next Annual Meeting of Stockholders and until his successor has been elected and qualified.

        The name of and certain other information regarding each nominee are set forth in the table below.

Name of Nominee	Age	Principal Occupation	Director Since
L. Daniel Rawitch	43	Chief Executive Office, Co-Vice Chairman of the Board	1995
S. Lewis Meyer, Ph.D.	58	Chairman of the Board	1997
Stephen J. Sogin, Ph.D.	60	Venture Capitalist	1990
Diogo Abreu	36	Co-Vice Chairman of the Board and Consultant	2001
William D. Dallas	46	Chairman and CEO of Affinity Corporation	2002
Mário Filipe Moreira Leite da Silva	30	Finance Director of Financim—Financiamentos Mobilários, S.G.P.S., S.A.	2002

        There is no family relationship between any of the directors or executive officers of the Company. The Restated Certificate of Incorporation and Bylaws of the Company contain provisions eliminating or limiting the personal liability of directors for violations of a director's fiduciary duty to the extent permitted by the Delaware General Corporation Law.

        L. Daniel Rawitch has served as Chief Executive Officer since May 2001, as a director since May 1995 and as Vice Chairman of the Board since May 1999 and Co-Vice Chairman since June 2001. He also served the Company in various other positions, including as a consultant to the Company in the development of the Homeward Solutions division of Monument Mortgage, Inc., the Company's wholly owned subsidiary, from March 2001 until May 2001, President of the Company from October 1998 to May 1999 and as its Chief Executive Officer from May 1995 to October 1998. Prior to joining the Company, he served as Chief Executive Officer of Residential Pacific Mortgage, Inc., from 1989 until the Company acquired it in August 1994.

        S. Lewis Meyer has served as Chairman of the Board since October 2001 and as a director since January 1997. From June 1993 until December 2001, Dr. Meyer served as President and Chief Executive Officer of Imatron, Inc., a company engaged in designing, manufacturing and marketing a high performance electron beam tomography scanner. Imatron was a publicly held company that was acquired by General Electric Medical Systems in December 2001. From April 1991 until joining Imatron, Dr. Meyer was Vice President, Operations of Otsuka Electronics (U.S.A.), Inc., Fort Collins, Colorado, a manufacturer of clinical MR systems and analytical NMR spectrometers. From August 1990 to April 1991, he was a founding partner of Medical Capital Management, a company engaged in providing consulting services to medical equipment manufacturers, imaging services providers and related medical professionals. Prior thereto, he was Founder, President and Chief Executive Officer of American Health Services Corp. (now Insight Health Services), a developer and operator of diagnostic imaging and treatment centers. Dr. Meyer received his B.S. degree in physics from the University of the Pacific and his M.S. and Ph.D. degrees in physics from Purdue University. Dr. Meyer is Chairman of the Board of Directors of Positron Corporation, Houston, Texas. Until 1998, Dr. Meyer was a member of the Board of Directors of the American Electronics Association (AEA) and until 1999, he was a member of the board of BSD Medical Corporation.

        Stephen J. Sogin has served as a director since March 1990 and served as the Company's acting Chief Executive Officer in January 2000. Dr. Sogin is a venture capitalist. From December 1984 until January 1995, he was a general partner of Montgomery Medical Ventures. In July 1997, Dr. Sogin consented to a cease and desist order issued by the SEC involving his late filing of Forms 3, 4 and 5, which he was required to file in his capacity as a general partner of Montgomery Medical Ventures II. None of the SEC's findings involve charges that Dr. Sogin received improper gains or personal benefits as a result of these violations. Dr. Sogin has advised the Company that the trades in question were conducted by the partnership (Montgomery Medical Ventures II) and he executed none of these trades personally. Dr. Sogin is a member of the Board of Directors of Osteotech, Inc. Dr. Sogin received his B.S., M.S. and Ph.D. degrees in microbiology from the University of Illinois.

        Diogo Abreu has served as a director and Co-Vice Chairman of the Board since June 2001. From April 1990 to April 2001, Mr. Abreu occupied several positions at Banco Espirito Santo de Investimento, S.A. ("BESI"), a Portuguese-based investment bank. As a Managing Director and Member of the Executive Board of Directors for BESI, he headed the Private Equity Group of Banco Espirito Santo Group ("GBES"), which managed in excess of $100 million. Prior to that, Mr. Abreu headed the Equity Capital Markets Group for BESI and ESD, the GBES broker-dealer on the Lisbon Stock Exchange. Additionally, Mr. Abreu was co-responsible for several GBES investment banking-related acquisitions in Spain. Mr. Abreu holds a degree in Business Administration from Universidade Católica Portuguesa, in Lisbon, Portugal. Currently, Mr. Abreu has served as a consultant to the Company on financial and investment matters since November 2000.

        William D. Dallas has served as a director since March 2002, when the Board appointed him. Since September 2001, Mr. Dallas has served as the Chief Executive Officer of Affinity Corporation and since April 2001, has served as Affinity's Chairman. Affinity is a private technology company that provides mortgage fraud prevention systems. Mr. Dallas founded First Franklin, Co., a nonprime wholesale lender in the mortgage banking industry in 1981, and served as its Chairman and Chief Executive Officer until September 2001. Mr. Dallas currently serves as the Chairman Emeritus of First Franklin, which is now a subsidiary of National City Bank. In 1995, Mr. Dallas co-founded the Heritage Bank of Commerce and in 1998, Mr. Dallas helped found California Oaks State Bank. Mr. Dallas is a Certified Mortgage Banker and is a board advisor to Factual Data Corporation, a publicly traded, credit services provider. Mr. Dallas presently serves as a director of LoanCity.com, a provider of mortgage infrastructure technology and products, and Diversified Capital, a mortgage brokerage firm. Mr. Dallas recently helped David Murdock take Castle & Cooke, Inc., a publicly traded company, private in a $750 million transaction and assisted The Harvey Entertainment Company in its transition from a public company to a private enterprise. Mr. Dallas serves as Chairman of the Board of Regents of California Lutheran University, where he teaches Venture Development, a class he created. Mr. Dallas received a B.L.A. from Bowling Green State University and a J.D. from Santa Clara University.

        Mário Filipe Moreira Leite Da Silva has served as a director since April 2002, when the Board appointed him. Presently, Mr. Silva is the Finance Director of Financim—Financiamentos Mobilários, S.G.P.S., S.A., an investment holding company. He is also Professor of Analytical Accountancy and Managing Control in the Company Development Course of Universidade Católica Portuguesa. From May 2001 to April 2002 Mr. Silva was Finance and Organization Director of Imediata Group, an Amorim Group company. The Amorim Group is a Portuguese cork manufacturer. As Controller/Finance Director in Grundig Auto Rádio Portugal, S.A. from October 1999 to May 2001, Mr. Silva was responsible for the management of the finance department of this international provider of audio and video equipment. From October 1996 to September 1999 he worked with PricewaterhouseCoopers-Auditores e Consultores, first as a Finance Auditing and Economic Consultant and then as Team Manager of the Auditing Department. From September 1995 to October 1996 he was a Finance Analyst in the Research Area of Banco Nacional de Crédito Imobiliário. Mr. Silva holds a degree in Economics and a Masters Degree in Entrepreneurial Sciences, both from Porto University.

Required Vote

        The six nominees receiving the highest number of affirmative votes from the holders of shares of the Company's capital stock voting (on an as-converted-to-Common-Stock basis) in person or by proxy at the Annual Meeting will be elected as directors.

THE BOARD RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE ELECTION OF
EACH OF THE NOMINATED DIRECTORS

Board Meetings and Committees

        The Board held a total of eight meetings during the fiscal year ended December 31, 2001. Each of the incumbent directors who served during the last fiscal year attended at least 75% of all meetings of the Board held during the period served and at least 75% of all meetings of the committees upon which such director served, if any, that were held during the period served. The Board has a Compensation Committee, a Strategic Business Committee and an Audit Committee, but no Nominating Committee. The Compensation Committee held two meetings during fiscal year 2001. The Strategic Business Committee was formed in 2002 and did not hold any meetings during fiscal year 2001. The Audit Committee held one meeting during fiscal year 2001.

        In accordance with the Compensation Committee charter adopted by the Board in February of 2000, the purpose of the Compensation Committee is to: (1) review and approve the total compensation of senior management, including the Chief Executive Officer; (2) assure that the Company's annual and long-term incentive plans are administered in a manner consistent with the Company's compensation strategy; (3) grant stock options and stock bonuses under the Company's stock-based plans; (4) review the Company's employee benefit programs including equity-based programs; and (5) approve annual retainers and meeting fees for members of the Board and committees of the Board. The Compensation Committee currently consists of Drs. Meyer and Sogin.

        The purpose of the Strategic Business Committee is to advise the Board on current market trends in the mortgage and real estate industries and strategic positioning of the Company in order to evaluate and capitalize on developing opportunities within these markets. The Strategic Business Committee is expected to identify opportunities for FiNet and provide recommendations to the Board on what actions should be taken to capitalize on these opportunities. The Strategic Business Committee currently consists of Messrs. Dallas, Rawitch and Abreu.

        The Audit Committee operates pursuant to a written charter (the "Audit Committee Charter"), which was approved and adopted by the Board of Directors in March of 2000. Under the provisions of the Audit Committee Charter, the purpose of the Audit Committee is to: (1) make recommendations to the full Board concerning the appointment of independent auditors; (2) review the scope of the audit and related fees; (3) review audit findings and recommendations with independent auditors to determine the adequacy and effectiveness of internal controls; (4) review the appropriateness of accounting principles and financial disclosure practices with independent auditors and financial management; (5) review the legal affairs of the Company with General Counsel and other appropriate legal officers; and (6) review the Company's quarterly financial statements prior to filing with the Securities and Exchange Commission.

        Dr. Meyer and Mr. Dallas, current members of the Audit Committee, are "independent" as such term is defined under Rule 4200, as amended, of the listing standards of the National Association of Securities Dealers ("NASD"). However, as noted below, Mr. Dallas did not take part in the Audit Committee meeting in which the Company's financial results for the fiscal year 2001 were reviewed, because Mr. Dallas was not appointed to the Audit Committee until March 26, 2002.

        Dr. Sogin, the other current member of the Audit Committee, is not "independent" under the strict definition set forth in Rule 4200 because he served as the Company's acting Chief Executive Officer from January 15 to February 1 of fiscal year 2000. However, one director who is not "independent" may serve on an audit committee without violating the NASD listing standards if a company meets the requirements set forth in Rule 4350(d)(2)(B) of the Nasdaq marketplace rules. Pursuant to Rule 4350(d)(2)(B), the Company's Board of Directors has determined that Dr. Sogin's membership on the Audit Committee is required by the best interests of the corporation and its stockholders, because of Dr. Sogin's abilities and background, and because Dr. Sogin's service as the Company's acting Chief Executive Officer was for only a short period and as a result of exceptional and limited circumstances. As a result, the Company believes that Dr. Sogin's service on the Audit Committee does not violate the NASD listing standards.

        Antonio Falcão served as a Board member and as the third independent member of the Audit Committee from January 1, 2001 until his death on December 22, 2001. The NASD listing standards for the Nasdaq SmallCap Market require that each of the listed companies maintain an audit committee consisting of at least three independent directors. From December 22, 2001 until March 26, 2002, the date on which the Company appointed Mr. Dallas to fill Mr. Falcão's seat, the Company was not in compliance with NASD listing standards.

AUDIT COMMITTEE REPORT

        In connection with the issuance of the Company's Annual Report on Form 10-K, the Audit Committee:

  1.
  Reviewed and discussed the Company's audited financial statements for the fiscal year ended December 31, 2001 with the management personnel.

  2.
  Met with Ernst & Young LLP, the Company's independent auditors, to review the audited financial statements and to discuss with the auditors all matters required to be discussed by the Auditing Standards Board Statement of Auditing Standards (SAS) No. 61, as amended.

  3.
  Requested and obtained from, and discussed with, the independent auditors written disclosures and a letter required by Independent Standards Board (ISB) Standard No. 1, as amended, that the auditors were in all respects independent.

        As a result of the above-referenced review and discussions with the Company's management and independent auditors, the Committee recommended to the Board of Directors that the audited financial statements for the fiscal year 2001 be accepted and included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2001, for filing with the Securities and Exchange Commission.

                      THE AUDIT COMMITTEE:

                      Stephen J. Sogin
                      S. Lewis Meyer
                      William D. Dallas1

(1)
Mr. Dallas was appointed to the Audit Committee on March 26, 2002, and did not take part in the Audit Committee meeting in which the Company's financial results for the fiscal year 2001 were reviewed.

Compensation of Directors

        Directors who are full-time employees of the Company are not separately compensated for their service on the Board. Directors who are not employees of or full-time consultants to the Company or any subsidiary of the Company ("Non-employee Directors") receive $15,000 annually for their services and attendance at five (5) regular Board meetings, and $1,000 for each additional Board or committee meeting attended. Non-employee Directors are also reimbursed for expenses related to their attendance at meetings.

        Upon being appointed to the Board, each Non-employee Director receives a fully vested option to purchase 3,333 shares of Common Stock under the Company's 1998 Non-employee Directors' Stock Option Plan (the "Directors' Plan"). Shares of Common Stock acquired upon exercise of such options are subject to a right of repurchase in favor of the Company, which lapses in four equal annual installments, beginning on the first anniversary of the date of grant. In addition, each Non-employee Director receives an automatic option grant to purchase 5,000 shares of Common Stock on January 1 of each year, provided that such director served continuously as such for at least thirty days immediately preceding January 1 of a given year. This option grant provides for vesting in four equal annual installments, commencing on the first anniversary of the date of grant. Subject to stockholder approval, the Directors' Plan will be amended so that beginning on January 1, 2003, each Non-employee Director will receive an option grant to purchase 1,000 shares of Common Stock for each 1,000,000 shares of Common Stock outstanding in lieu of the current annual grant of 5,000 shares. The exercise price of options granted under the Directors' Plan is 85% of the fair market value of the Common Stock on the date of grant except that the price is 110% of the fair market value on the date of grant in the case of any Director whose aggregate beneficial stock ownership is equal to or more than 10% of the total combined voting power of the Company.

Security Ownership of Certain Beneficial Owners

        The following table sets forth information regarding the beneficial ownership of the Company's securities as of the Record Date or the other most recent practicable date by each person or entity the Company knows to beneficially own more than 5% of the Common Stock or the Preferred Stock. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. In computing the number of shares beneficially owned by a person or entity and the percentage of ownership that such person's or entity's shares represent, shares subject to options or warrants held by that person that are currently exercisable or exercisable within 60 days of the Record Date are deemed outstanding. Such shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of each other person or entity. Applicable percentage of ownership of Common Stock for each stockholder is based on 9,542,424 shares of Common Stock outstanding as of the Record Date. Applicable percentage of ownership of Preferred Stock for each stockholder is based on 33,750 shares of Preferred Stock outstanding as of the Record Date. Applicable percentage of the total vote for each stockholder is in computed in the same manner based on 9,542,424 shares of Common Stock and 33,750 shares of Preferred Stock (on an as-converted-to-Common-Stock basis) outstanding as of the Record Date. As of the Record Date, each share of Preferred Stock is convertible into 40 shares of Common Stock. Unless otherwise noted, each person or entity identified possesses sole voting and investment power with respect to the shares listed.

Security Ownership of Certain Beneficial Owners

(1) Name of Beneficial Owner[1]	(2) Class of Stock	(3) Amount	(4) Amount Included in Column (3) Issuable Upon Exercise of Options/Warrants Within 60 Days of Record Date	(5) Percent of Class
Banco Espirito Santo, S.A. Avenida da Liberdade 195 1250-142 Lisbon, Portugal	Common[2] Preferred % of Total Vote	1,248,708 6,250	203,333 —	12.8% 18.5% 13.5%
Jose Maria Salema Garcao[3] Quinta Da Marinha, Loté CT-14, 2750 Cascais, Portugal	Common % of Total Vote	667,744	400,000	6.7% 5.9%
WebLab SGPS S.A. Travessa do Conde Ponte 35 1300-141 Lisbon, Portugal	Common % of Total Vote	625,000	—	6.5% 5.7%
Americo Ferreira Amorim[4] Edificio Amorim II Meladas—Apartado 47 4536 Mozzelos VFR, Portugal	Common % of Total Vote	476,118	83,333	4.9% 4.3%
Companhia de Cervejas Estrela, S.A. Avenida Almirante Reis 115 5 Andar 1150-015, Lisboa, Portugal	Common Preferred % of Total Vote	83,333 6,250	83,333 —	* 18.5% 3.0%
Monica Albuquerque D'Orey Rua Cesaro Verde, No. 298 2750-657 Cascais, Portugal	Common Preferred % of Total Vote	100,000 7,500	100,000 —	1.0% 22.2% 3.6%
Miguel Ferreira Almeida Travessa do Conde Ponte 35 1300-141 Lisbon, Portugal	Common Preferred % of Total Vote	139,865 7,500	100,000 —	1.5% 22.2% 4.0%
K One Limited Partnership 6909 Gay Road Grove City, Ohio 43123	Common Preferred % of Total Vote	300,248 5,000	68,750 —	3.1% 14.8% 4.6%

*
Less than 1% of the outstanding shares of Common Stock.

(1)
L. Daniel Rawitch and Diogo Abreu are not included in this table because they do not currently hold more than 5% of any class of the Company's securities. However, if the issuance of 8,750 shares of Preferred Stock to Messrs. Rawitch and Abreu, as contemplated by proposal five of this proxy statement, is approved by the Company's stockholders, they will each hold in excess of 5% of the Company's Preferred Stock.

(2)
Includes the security holdings of the entities listed below, all of which are affiliated with Banco Espirito Santo, S.A.:

Entity	Amount	Amount Issuable Upon Exercise of Options/Warrants Within 60 Days of Record Date
Banco Espirito Santo de Investimento, S.A.	790,863	203,333
Fundo de Pensoes Banco Espirito Santo	210,000	—
Banco Espirito Santo S.A.	203,513	—
Espirito Santo Financial Group, S.A.	42,844	—
Compagnie Financiere Espirito Santo, S.A.	1,071	—
Espirito Santo Dealer, S.A.	417	—
(3)
Excludes (i) 7,500 shares of Series B Convertible Preferred Stock presently convertible into 300,000 shares of Common Stock, and (ii) currently exercisable warrants to purchase 100,000 shares of Common Stock, which shares and warrants were issued to Monica Albuquerque D'Orey, daughter of Jose Maria Salema Garcao, on May 10, 2002 in a private placement of the Company's securities.

(4)
Reflects (i) 392,785 shares owned of record by Mr. Amorim and (ii) 83,333 shares owned by Fondation Pamalu, a Liechenstein foundation, of which Mr. Amorim may be deemed to be a beneficiary.

Security Ownership of Management

        The following table sets forth information regarding the beneficial ownership of the Common Stock as of the Record Date or the other most recent practicable date by (i) each director of the Company, (ii) each nominee for director of the Company, (iii) each of the executive officers named in the Summary Compensation Table below and (iv) all of the Company's directors and executive officers as a group. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. As of the Record Date, none of these individuals beneficially owned any shares of Preferred Stock. In computing the number of shares beneficially owned by a person and the percentage of ownership that such person's shares represent, shares subject to options or warrants held by that person that are currently exercisable or exercisable within 60 days of the Record Date are deemed outstanding. Such shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of each other person. Applicable percentage of ownership of Common Stock for each stockholder is based on 9,542,424 shares of Common Stock outstanding as of the Record Date. Unless otherwise noted, each person identified possesses sole voting and investment power with respect to the shares listed.

Beneficial Ownership of Management

(1) Name of Beneficial Owner	(2) Amount	(3) Amount Included in Column (2) Issuable Upon Exercise of Options/Warrants Within 60 Days of Record Date	(4) Percent of Class
L. Daniel Rawitch[1]	336,732	276,249	3.4%
S. Lewis Meyer	222,916	222,916	2.3%
Stephen J. Sogin	16,667	16,667	*
Diogo Abreu[2]	253,125	253,125	2.6%
William D. Dallas	41,354	41,354	*
Mário Filipe Moreira Leite da Silva	3,333	3,333	*
Rob Katz	—	—	*
Michael Quinn	—	—	*
Rick Cossano	—	—	*
All directors and executive officers as a group (10 persons)	987,127	926,144	9.4%

*
Less than 1% of the outstanding shares of Common Stock.

(1)
Excludes (i) 5,000 shares of Series B Convertible Preferred Stock convertible into 200,000 shares of Common Stock, and (ii) warrants to purchase 66,667 shares of Common Stock. The issuance of such shares and warrants to L. Daniel Rawitch is subject to the approval of the stockholders of the Company as described in proposal five of this proxy statement.

(2)
Excludes (i) 3,750 shares of Series B Convertible Preferred Stock convertible into 150,000 shares of Common Stock, and (ii) warrants to purchase 50,000 shares of Common Stock. The issuance of such shares and warrants to Diogo Abreu is subject to the approval of the stockholders of the Company as described in proposal five of this proxy statement.

Executive Compensation

        Effective November 9, 1999, the Company changed its fiscal year end from April 30 to December 31. The following table provides certain summary information concerning the compensation received for services rendered to the Company during the fiscal year ended December 31, 2001, the fiscal year ended December 31, 2000, the calendar year ended December 31, 1999, and the fiscal year ended April 30, 1999 by: (i) the Company's current Chief Executive Officer; (ii) the Company's former Chief Executive Officer, who resigned during the last fiscal year; and (iii) the Company's other most highly compensated executive officers whose aggregate compensation for the year ending December 31, 2001 exceeded $100,000, and who were serving as executive officers of the Company on December 31, 2001. These people are referred to as the "Named Executive Officers."

Summary Compensation Table

	Annual Compensation			Long-Term Compensation Awards
Name and Position	Year	Salary ($)	Bonus ($)	Securities Underlying Options (#)	All Other Compensation ($)
L. Daniel Rawitch President and Chief Executive Officer	Fiscal 2001 Fiscal 2000 Calendar 1999	180,000 89,250 162,500	— — —	455,000 — —	63,496 — 6,497	[1] [2]
Rick Cossano President and Chief Executive Officer	Fiscal 2001 Fiscal 2000 Calendar 1999	187,500 345,170 —	6,250 100,000 —	500,000 — 250,000	187,500 — —	[3]
Michael Quinn Senior Vice President, Capital Markets	Fiscal 2001 Fiscal 2000 Calendar 1999	190,000 133,846 —	7,500 11,667 —	250,000 10,417 —	— — —
Rob Katz Chief Technology Officer	Fiscal 2001 Fiscal 2000 Calendar 1999	175,000 132,500 —	10,000 2,500 —	250,000 29,166 —	— — —

(1)
Includes (i) $54,246 in commissions earned on retail lending and brokering of loans to third party lenders and (ii) $9,250 in Non-employee Director's fees earned from January 1, 2001 until May 24, 2001, prior to becoming Chief Executive Officer.

(2)
Represents deferred compensation earned in 1998 but paid in Calendar 1999.

(3)
Mr. Cossano resigned effective May 25, 2001. Other compensation reflects separation pay.

Option Grants in Last Fiscal Year

        The following table provides certain summary information regarding stock options granted to the Named Executive Officers during the fiscal year ending December 31, 2001.

	Individual Grants
			Percent of Total Options Granted to Employees in Fiscal Year[1]
	Number of Securities Underlying Options Granted(#)						Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term[2]
Name				Exercise Price ($/share)	Market Price on Date of Grant ($/share)	Expiration Date
							0% ($)	5% ($)	10% ($)
L. Daniel Rawitch	450,000 5,000	[6] [6]	14.8% 0.2%	.910 ..637	.910 ..750	6/12/11 1/1/11	— 565.00	257,532.35 2,923.35	652,637.54 6,541.53
Rick Cossano[3]	500,000		16.4%	.875	.875	3/26/11	—	—	—
Rob Katz[4]	250,000		8.2%	.875	.875	3/26/11	—	—	—
Michael Quinn[5]	250,000		8.2%	.875	.875	3/26/11	—	—	—

(1)
Based on 3,054,500 shares of Common Stock issuable upon exercise of options granted to employees during 2001.

(2)
Amounts represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. The assumed 0%, 5% and 10% rates of stock price appreciation are mandated by rules of the Securities and Exchange Commission and do not represent the Company's estimate or projection of the future Common Stock price.

(3)
Pursuant to Mr. Cossano's resignation, unvested options to purchase 374,105 shares of Common Stock were cancelled on May 25, 2001. The remaining vested options to purchase 125,895 shares of Common Stock held by Mr. Cossano expired on August 24, 2001.

(4)
Pursuant to Mr. Katz's resignation, unvested options to purchase 140,625 shares of Common Stock were cancelled on January 9, 2002. The remaining vested options to purchase 109,375 shares of Common Stock held by Mr. Katz expired on April 9, 2002.

(5)
Pursuant to Mr. Quinn's resignation, unvested options to purchase 140,625 shares of Common Stock were cancelled on February 15, 2002. The remaining vested options to purchase 109,375 shares of Common Stock held by Mr. Quinn expired on May 15, 2002.

(6)
These options vest on the following schedule: 25% on the date of grant with the remaining options vesting quarterly over a three-year period.

Aggregated Option Exercises in Fiscal Year 2001 and
2001 Year End Option Values

        The following table provides certain summary information concerning the value of unexercised options held by each of the Named Executive Officers as of December 31, 2001 and the value realized on exercise of options in 2001. Value of unexercised options is considered to be the difference between exercise price and market price of $.45 on December 31, 2001.

			Number of Securities Underlying Unexercised Options at December 31, 2001 (#)		Value of Unexercised In-the-Money Options at December 31, 2001 ($)
Name	Shares Acquired on Exercise (#)	Value Realized ($)
			Exercisable	Unexercisable	Exercisable	Unexercisable
L. Daniel Rawitch	—	—	140,625	314,375	—	—
Rick Cossano	—	—	—	—	—	—
Michael Quinn	—	—	112,848	147,569	—	—
Rob Katz	—	—	126,042	153,124	—	—

        The Company did not make any awards during the fiscal year ended December 31, 2001 to any of the Named Executive Officers under any long-term incentive plan providing compensation intended to serve as incentive for performance to occur over a period longer than one fiscal year, other than stock options.

        The Company did not maintain, during the fiscal year ended December 31, 2001, any defined benefit or actuarial plan under which benefits are determined primarily by final compensation or years of service.

Employment Agreements

        In June 2001, Dan Rawitch was named interim Chief Executive Officer of the Company. The Company and Mr. Rawitch agreed upon a compensation plan consisting of a base salary of $16,000 per month and an immediate grant of options to purchase 450,000 shares of Common Stock of the Company at an exercise price of $0.91 per share, with 25% of such options vesting immediately and the remaining 75% vesting quarterly over a three-year period.

        The Company entered into a three-year employment agreement with Rick Cossano, its former President and Chief Executive Officer, in December 1999. The agreement provided for an annual salary of $375,000 and an annual bonus of up to $400,000. Pursuant to the agreement, Mr. Cossano received an option to purchase 250,000 shares of Common Stock at an exercise price of $12.37 per share. The options were to vest pursuant to the following schedule: 62,500 options on the date of grant; 20,834 options on August 1, 2000; 20,833 options on February 1, 2001; 83,333 options on February 1, 2002; and 83,333 options on February 1, 2003. On March 26, 2001, Mr. Cossano received an option to purchase 500,000 shares of Common Stock at an exercise price of $.87 per share. The vesting schedule called for 125,000 options to vest on the date of grant with the remaining 375,000 options scheduled to vest quarterly over the next three years. Mr. Cossano resigned effective May 24, 2001.

        In connection with his resignation from the Company, the Company and Mr. Cossano entered into a severance agreement pursuant to which he received a lump sum payment of $187,500, which represented six months base salary, and a bonus in the amount of $6,250. In accordance with the terms of the Company's 1998 Stock Option Plan, all of Mr. Cossano's unvested options were cancelled upon his resignation, and all of Mr. Cossano's vested options expired unexercised on August 24, 2001.

        In January 2000, the Company entered into a letter agreement with Rob Katz as the Director of Web Development, pursuant to which Mr. Katz received an annual salary of $135,000 and an option to purchase 8,333 shares of Common Stock at an exercise price of $15.37 per share, 2,084 of which options vested upon the date of grant with the remaining options vesting annually in three equal installments of 2,083 each commencing on the one-year anniversary date of the grant. In October 2000, the Company promoted Mr. Katz to Chief Technology Officer and entered into a one-year employment agreement with Mr. Katz. The agreement provided for an annual salary of $175,000, an annual bonus of up to $75,000 and an option to purchase 20,833 shares of Common Stock at an exercise price of $7.87 per share. The options vest pursuant to the following vesting schedule: 4,167 options on the date of grant, 8,333 options on October 16, 2001, and the remaining 8,333 options on October 16, 2002. On March 26, 2001, Mr. Katz received an option to purchase 250,000 shares of Common Stock at an exercise price of $.87 per share. The options vest pursuant to the following schedule: 62,500 options vested on the date of grant with the remaining options vesting quarterly over the next three years. Mr. Katz resigned effective January 9, 2002. In accordance with the terms of the Company's 1998 Stock Option Plan, all of Mr. Katz's unvested options were cancelled upon his resignation, and all of Mr. Katz's vested options expired unexercised on April 9, 2002.

        The Company entered into a two-year employment agreement with Michael Quinn, Senior Vice President, Capital Markets, in March of 2000. The agreement provided for an annual salary of $175,000, an annual bonus of up to $70,000, and an option to purchase 10,417 shares of Common Stock at an exercise price of $15.37 per share pursuant to the following vesting schedule: 3,473 options vesting on April 3, 2001, 3,472 options vesting on April 3, 2002, and the remaining 3,472 options vesting on April 3, 2003. On March 26, 2001, Mr. Quinn received an option to purchase 250,000 shares of Common Stock at an exercise price of $.87 per share. The options vest pursuant to the following schedule: 62,500 on the date of grant with the remaining options vesting quarterly over the next three years. Mr. Quinn resigned effective February 15, 2002. In accordance with the terms of the Company's 1998 Stock Option Plan, all of Mr. Quinn's unvested options were cancelled upon his resignation, and all of Mr. Quinn's vested options expired unexercised on May 15, 2002.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        The Compensation Committee of the Board consists of S. Lewis Meyer and Stephen J. Sogin. Dr. Sogin served as the Company's acting Chief Executive Officer from January 15 to February 1 of 2000. He has not served in any capacity as an officer of the Company at any time before or since.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

        This report is provided by the Compensation Committee of the Board to assist stockholders in understanding the Compensation Committee's objectives and procedures in establishing the compensation of the Company's Chief Executive Officer, the Named Executive Officers and other executive officers. The Compensation Committee, which is composed of Non-employee Directors, is responsible for establishing and administering the Company's executive compensation program.

        The Company's executive compensation program consists primarily of salary and the award of stock options. The program is designed to motivate, reward and retain the management talent needed to achieve the Company's business objectives and maintain its competitiveness in the on-line mortgage industry. The Compensation Committee understands that it must provide competitive compensation and incentive packages in order to recruit and retain individuals of the highest level of performance and professional capability. The Compensation Committee believes that the participation of these individuals as executives will provide the most effective means of delivering increased value to the Company's stockholders.

        The Company's executive compensation program seeks to achieve these goals by utilizing competitive base salaries that reflect a philosophy of career continuity, stock options that link compensation to increases in stockholder value as measured by the trading price of the Common Stock and rewards for exceptional performance and accomplishments that contribute to the Company's success.

Compensation Philosophy and Objectives

        The philosophical basis of the executive compensation program is to reward contributions to the Company's performance, the level of responsibility associated with an individual's position and the experience and breadth of knowledge of an individual. The Compensation Committee finds greatest value in executives who possess the ability to implement the Company's business plans as well as to react to unanticipated external factors that can have a significant impact on corporate performance. Compensation decisions for all executives, including the Named Executive Officers, are based on the same criteria. These criteria include quantitative factors that directly improve the Company's short-term financial performance and qualitative factors that strengthen the company in the long term, such as demonstrated leadership skills and the ability to deal quickly and effectively with difficulties that sometimes arise.

        The Compensation Committee believes that compensation of the Company's key executives should:

  •
  link rewards to business results and stockholder returns;

  •
  encourage creation of stockholder value and achievement of strategic objectives;

  •
  maintain an appropriate balance between base salary and short-term and long-term incentive opportunity;

  •
  attract and retain, on a long-term basis, highly qualified executive personnel; and

  •
  provide total compensation opportunity that is competitive with that provided by competitors in the on-line mortgage industry, taking into account relative company size and performance as well as individual responsibilities and performance.

Key Elements of Executive Compensation

        The Company's executive compensation program consists of three elements: base salary, short-term incentives and long-term incentives. Short-term incentives depend on corporate performance measured against annual objectives and overall performance. Long-term incentives depend on the performance of the Common Stock, both in absolute and relatives terms.

        Base Salary.    A competitive base salary is crucial to support the philosophy of management development and career orientation of executives. Salaries are targeted to pay levels of the Company's competitors and companies having similar capitalization and revenues, among other attributes. Executive salaries are reviewed annually.

        Short-Term Incentives.    Short-term awards to executives are made in cash and in stock to recognize contributions to the Company's business during the past year. The bonus an executive receives is dependent upon the individual's performance and level of responsibility. Assessment of an individual's relative performance is made annually based on a number of factors which include initiative, business judgment, technical expertise and management skills.

        Long-Term Incentives.    Long-term equity-based incentive awards provided by stockholder-approved compensation programs are designed to develop and maintain strong management through share ownership and incentive awards.

        Stock Bonus Incentive Plan.    In 1998, the stockholders approved the adoption of the 1998 Stock Bonus Incentive Plan (the "Stock Bonus Plan"). Under the terms of the Stock Bonus Plan, the Compensation Committee may award shares of Common Stock to employees, including executive officers. To date, no awards have been made under the Stock Bonus Plan. Stock options have been granted to executive officers when they first joined the Company, in connection with a significant change in their responsibilities and, occasionally, to achieve equity with the executive's peer group at comparable companies. The number of shares granted is within the discretion of the Committee and is based on anticipated future contribution to corporate and/or business unit results, past performance and work consistency within the executive's peer group. In 2001, stock options were granted to executive officers to aid in retaining them and to further align their interests with those of the stockholders.

        Stock Option Plan.    In 1998, the stockholders approved the adoption of the Company's 1998 Stock Option Plan (the "1998 Plan"). In 2001, the stockholders approved an increase in the number of shares reserved for issuance under the 1998 Plan from 833,333 to 3,833,333 shares. The Compensation Committee believes that equity-based compensation provides the greatest performance incentive and the greatest alignment of executives and stockholder interest. At the sole discretion of the Compensation Committee, eligible officers and employees will periodically receive options to purchase shares of the Common Stock pursuant to the 1998 Plan. The value of the options increases with the market price of the Common Stock.

        Employee Stock Purchase Plan.    In 1999, the stockholders approved the Company's 1999 Employee Stock Purchase Plan (the "Stock Purchase Plan") under which all employees, including executive officers, may purchase shares of Common Stock at a discount of the market price in order to encourage broad-based employee ownership of the Common Stock, thereby aligning the interests of all participants and stockholders.

2001 Chief Executive Officer Compensation

        Mr. Rawitch's compensation was set by the unanimous consent of the Compensation Committee in June 2001. The agreement provides for an annual base salary of $192,000 and an option to purchase 450,000 shares of Common Stock at an exercise price of $.91 per share. 112,500 options vested upon the date of grant with the remaining 337,500 options scheduled to vest quarterly over the next three years. The Compensation Committee believes that the base salary and other terms and conditions of his employment are consistent with the foregoing philosophy and objectives and reflect the scope and level of Mr. Rawitch's responsibilities. The Compensation Committee believes that Mr. Rawitch's annual salary is currently at the lower range of Chief Executive Officers at comparable companies participating in similar markets to that of the Company. Because a significant portion of Mr. Rawitch's compensation takes the form of stock options and warrants, his compensation is tied to the Company's performance, as measured by the price of its Common Stock. The cash component of Mr. Rawitch's compensation shall be evaluated from time to time by the Compensation Committee based on the criteria set forth above. The Compensation Committee expects that there will be no significant revision to Mr. Rawitch's compensation package (other than cost of living adjustments) until the Company has achieved consolidated cash positive operations.

        Mr. Cossano's compensation was determined under his employment agreement, which was entered into in December 1999. The agreement provided for an annual base salary of $375,000 and an option to purchase 250,000 shares of Common Stock at an exercise price of $12.37 per share, vesting over a three-year period. The agreement provided that in the event of a change in control, Mr. Cossano's options were subject to accelerated vesting, and he would have been entitled to receive his base salary through the remainder of the term of the agreement. On March 26, 2001, Mr. Cossano received an option to purchase 500,000 shares of Common Stock at an exercise price of $.87 per share. The vesting schedule called for 125,000 options to vest on the date of grant with the remaining 375,000 options vesting quarterly over the next three years. The Compensation Committee believed that the base salary and other terms and conditions of his employment were consistent with the foregoing philosophy and objectives and reflected the scope and level of Mr. Cossano's responsibilities.

2001 Other Named Executive Officer Compensation

        In addition to the Chief Executive Officer, whose compensation is discussed in detail above, the Compensation Committee actively monitors the compensation of the other Named Executive Officers and other executive officers of the Company. The executive compensation package for 2001 included base salary and stock option grants. Base salaries for the Company's executive officers are evaluated annually and are based on executives' contribution to Company performance, level of responsibility, experience and breadth of knowledge. The Company utilizes long-term equity-based compensation to compensate and provide incentive to its executive officers. In 2001, stock options were granted to executive officers to aid in retaining them and to align their interests with those of the stockholders. Historically, stock options have been granted to executive officers when executives first joined the Company, in connection with a significant change in responsibilities and, occasionally, to achieve equity within an executive's peer group and comparable companies. The number of shares granted is within the discretion of the Committee and is based on anticipated future contribution to corporate and business unit results, past performance and work consistency within an executive's peer group.

        In 2001, the Company granted to each of Michael Quinn, the Company's former Senior Vice President, Capital Markets, and Rob Katz, the Company's former Chief Technology Officer, options to purchase 250,000 shares of Common Stock, at an exercise price of $0.875 per share. The vesting schedule of these options provided for 25% of the shares vested at the time of grant with the remaining options vesting quarterly over a three-year period. However, both Messrs. Quinn and Katz have since resigned from the Company and all of their options were either cancelled or have expired unexercised. As a result, neither Messrs. Quinn nor Katz hold any options as of the Record Date.

        The Company's 2001 fiscal year was essentially a year in which the Company attempted to position itself for potential future growth by narrowing the scope of its geographic focus and shifting its product focus to higher margin mortgage offerings. A significant part of the Company's strategy consisted of decreasing the level of cash expenditures, which in turn reduced the rate of depletion of the Company's assets. Notwithstanding the implementation of these cash-conserving measures, at the end of fiscal year 2001, the balance of the Company's cash and cash equivalents and restricted cash decreased by 61% from a balance of $9.8 million at the end of fiscal year 2000 to $3.8 million at the end of fiscal year 2001. However, during fiscal year 2001 the reduction in cash expenditures and other cost-cutting measures allowed the Company to decrease the magnitude of its operating loss by 67% from an operating loss of $25.8 million in fiscal year 2000 to an operating loss of $8.5 million in fiscal year 2001. In addition, while total loan production decreased by 51%, revenues during fiscal year 2001 decreased by only 4% from $8.1 million in 2000 to $7.8 million in 2001 as the Company narrowed the scope of its offerings.

        In accordance with this strategy, the compensation of the executive officers of the Company during fiscal year 2001 has principally taken the form of non-cash compensation with a specific emphasis on the award of stock options vesting over a specified period of time, tying compensation primarily to increases in the Company's stock price. At this time, the Compensation Committee does not expect any significant changes to the compensation structure for the Company's executive officers (other than cost of living adjustments) until the Company has achieved consolidated cash positive operations. At such time, the Compensation Committee expects to implement an additional program of incentives for the Company's executives based on quantitative measures of the Company's performance. Any expansion of incentive-based compensation (beyond existing incentives tied to increases in the Company's stock price) will depend upon the Company's achieving consolidated cash positive operations, consolidated profitability and a significant increase in the price of the Company's Common Stock. Such future program will be designed to align the interests of the executives with those of the Company's stockholders.

                      Members of the Compensation Committee

                      S. Lewis Meyer
                      Stephen J. Sogin

Certain Relationships and Related Transactions

        On April 12, 2002, L. Daniel Rawitch, the Company's Chief Executive Officer and a current director and nominee, loaned the Company $200,000 pursuant to an oral agreement that the loan would bear a rate of interest of 5% per annum and that the Company would pay back this unsecured loan at a future time not defined by the parties, either in cash or by allowing Mr. Rawitch to credit this loan toward the purchase of the Company's equity securities. On May 16, 2002 the Company cancelled warrants to purchase 50,000 shares of the Company's Common Stock at an exercise price of $12.37 per share and warrants to purchase 33,333 shares of the Company's Common Stock at an exercise price of $15.00 per share held by L. Daniel Rawitch, the Company's Chief Executive Officer and a current director and nominee. On that same day, the Company issued Mr. Rawitch new warrants to purchase 50,000 shares of the Company's Common Stock at an exercise price of $1.00 per share.

        Diogo Abreu, a current director and nominee, is currently party to an oral consulting agreement with the Company that provides for monthly cash compensation of $15,000, and payment of certain living expenses by the Company on behalf of Mr. Abreu which are not to exceed $100,000 in a given year as well as reimbursement of Mr. Abreu's actual and reasonable travel and business expenses incurred and paid by Mr. Abreu in the course of his services for the Company. During 2001, Mr. Abreu earned cash compensation of $180,000 ($60,000 of which the Company has paid, and $120,000 of which is currently outstanding indebtedness of the Company), had approximately $85,000 in living expenses paid on his behalf by the Company (in addition to travel and business expense reimbursements) and on March 26, 2001, was granted warrants to purchase 450,000 shares of the Company's Common Stock at an exercise price of $0.87 per share, 112,500 of which warrants were vested upon the date of grant with the remaining 337,500 warrants vesting quarterly over a three-year period as consideration for his consulting services to the Company. As of July 1, 2002, Mr. Abreu has earned $90,000 in cash compensation and had approximately $38,000 in living expenses paid on his behalf by the Company for his services during 2002. The Company expects to continue Mr. Abreu's consulting relationship through the remainder of 2002 and to continue to compensate him on substantially the same terms described above.

        The Company's Board of Directors has approved the terms of an equity financing of up to $2,400,000 in gross proceeds involving the sale and issuance of up to 60,000 shares of Series B Convertible Preferred Stock and the issuance of warrants to purchase up to 850,000 shares of the Company's Common Stock in a private placement to a group of accredited investors (the "Series B Private Placement").

        On May 10, 2002, as part of an initial closing of the Series B Private Placement, the Company issued 33,750 shares of Preferred Stock and warrants to purchase 450,000 shares of Common Stock at an exercise price of $0.75 per share (which is below the market price of the Company's Common Stock as of the Record Date). Each share of Preferred Stock is initially convertible into 40 shares of Common Stock at a conversion price of $1.00 per share. The following accredited investors participated in this initial closing and, as a result, each own more than 5% of the Preferred Stock.

Investor	Shares of Preferred Stock	Shares of Common Stock Issuable upon Immediate conversion of Preferred Stock	Shares of Common Stock issuable upon exercise of warrants
Banco Espirito Santo de Investimento, S.A.[1]	6,250	250,000	83,333
Companhia de Cervejas Estrela, S.A.	6,250	250,000	83,333
Monica Albuquerque D'Orey[2]	7,500	300,000	100,000
Miguel Ferreira Almeida	7,500	300,000	100,000
K One Limited Partnership	5,000	200,000	66,667

(1)
In addition to owning more than 5% of the Preferred Stock, Banco Espirito Santo de Investimento, S.A. beneficially owns 12.8% of the Company's Common Stock.

(2)
Ms. D'Orey is the daughter of Jose Maria Salema Garcao, the beneficial owner of 6.7% of the Company's Common Stock.

        In addition to this initial closing of the Series B Private Placement, subject to the approval of the stockholders of the Company as described in proposals four and five of this proxy statement, following the Annual Meeting the Company will issue (i) 5,000 shares of Preferred Stock convertible into 200,000 shares of the Company's Common Stock at a conversion price of $1.00 per share, together with warrants to purchase 66,667 shares of the Company's Common Stock with an exercise price of $0.75 per share, to L. Daniel Rawitch, the Company's President and Chief Executive Officer and Co-Vice Chairman of the Company's Board of Directors; and (ii) 3,750 shares of Preferred Stock convertible into 150,000 shares of the Company's Common Stock at a conversion price of $1.00 per share, together with warrants to purchase 50,000 shares of the Company's Common Stock with an exercise price of $0.75 per share, to Diogo Abreu, a consultant to the Company and Co-Vice Chairman of the Company's Board of Directors.

        On October 13, 2001, the Company issued to Jose Maria Salema Garcao, a beneficial owner of 6.7% of the Company's Common Stock, warrants to purchase 500,000 shares of the Company's Common Stock at an exercise price of $9.00 per share as consideration for financial advice provided by Mr. Garcao in connection with a private placement of 1,541,667 shares of Common Stock to accredited investors for an aggregate purchase price of $7,400,000 in October 2000. On May 16, 2002,the Company cancelled these warrants to purchase 500,000 shares as well as warrants to purchase 179,167 shares of the Company's Common Stock at an exercise price of $15.00 per share. On that same day, the Company issued Mr. Garcao new warrants to purchase 400,000 shares of the Company's Common Stock at an exercise price of $1.00 per share. Additionally, on May 16, 2002, the Company authorized the issuance of warrants to purchase up to 240,000 shares of the Company's Common Stock at an exercise price of $1.00 per share as consideration for Mr. Garcao's financial advice provided by Mr. Garcao in connection with the Series B Private Placement. The Company expects to issue these warrants upon the final closing of the Series B Private Placement.

        On May 16, 2002, the Company cancelled warrants to purchase 162,489 shares of the Company's Common Stock at an exercise price of $15.00 per share held by Banco Espirito Santo de Investimento, S.A. ("BES"), a beneficial owner of 12.8% of the Company's Common Stock and 18.5% of the Company's Preferred Stock. On that same day, the Company issued BES new warrants to purchase 120,000 shares of the Company's Common Stock at an exercise price of $1.00 per share.

        On March 26, 2002, the Company issued warrants to purchase 121,667 shares of the Company's Common Stock at an exercise price of $0.45 per share to William D. Dallas in consideration for Mr. Dallas' agreeing to serve as the chairman of the Board's newly formed Strategic Business Committee which is described above. These warrants were 25% vested when granted, with the remainder vesting quarterly over a three-year period.

Section 16(a) Beneficial Ownership Reporting Compliance

        Under Section 16(a) of the Exchange Act, the Company's directors, its executive officers, and any persons holding more than ten percent of the Company's Common Stock are required to report their initial ownership of the Company's Common Stock and any subsequent changes in that ownership to the Securities and Exchange Commission ("SEC") on SEC forms 3, 4, and 5. Specific filing deadlines of these reports have been established and the Company is required to disclose in this Proxy Statement any failure to file by these dates during the fiscal year ended December 31, 2001.

        Based solely on the Company's review of written representations of its directors and executive officers and any ten percent stockholders and copies of the reports that they filed with the SEC, the Company believes that all of its executive officers, directors and greater than 10% stockholders complied with all Section 16(a) filing requirements applicable to them during the Company's fiscal year ended December 31, 2001, except as follows:

        The executive officer and director listed in the table below filed a late report during the Company's most recent fiscal year:

Name	Number of Late Reports	Type and Date of Report	Number of Transactions
L. Daniel Rawitch	1	Form 4 /July 16, 2001	1

Stock Price Performance Graph

        The following graph compares the cumulative total stockholder return on the Common Stock from April 30, 1995 to December 31, 2001 with cumulative total returns on the Russell 2000 Index and the J.P. Morgan Hambrecht & Quist Internet 100 Index over the same period. The graph assumes the investment of $100, and the reinvestment of all dividends, in each of the Common Stock and the Russell 2000 Index and the J.P. Morgan Hambrecht & Quist Internet 100 Index on April 30, 1995.

        The Common Stock has traded on the Nasdaq SmallCap Market since November 1997. Prior to that, the Common Stock traded on the OTC Bulletin Board.

COMPARISON OF 80 MONTH CUMULATIVE TOTAL RETURN
AMONG FINET.COM, INC., THE RUSSELL 2000 INDEX
AND THE JP MORGAN H & Q INTERNET 100 INDEX

PROPOSAL TWO

APPROVAL OF AMENDMENT TO THE 1998 NON-EMPLOYEE DIRECTORS' STOCK OPTION PLAN

Background

        The Company adopted the Directors' Plan in February 1998 and the Company's stockholders approved the Directors' Plan in November 1998. An amendment to the Director's Plan to increase the number of shares authorized for issuance was approved by the Company's stockholders in June 2001.

        INCREASE IN NUMBER OF SHARES AUTHORIZED FOR AUTOMATIC ANNUAL OPTION GRANT.    In October 2001, the Board approved, subject to stockholder approval, an amendment to the Directors' Plan increasing the automatic annual option grant for each Non-employee Director from 5,000 shares to a grant based upon 1,000 shares for each 1,000,000 shares of our Common Stock outstanding. As of July 1, 2002 there were 9,542,424 shares of our Common Stock outstanding. The Board believes that this amendment is necessary to permit the Company to remain competitive in the industry and to continue to attract and retain qualified directors by providing them with appropriate equity incentives.

Description of the Directors' Plan

        The following summary description of the Directors' Plan is qualified in its entirety by reference to the text of the Directors' Plan.

Administration

        The Directors' Plan is administered by the Board or a committee of not less than two members of the Board (the "Administrator"). The Administrator has the authority to construe and interpret the terms and provisions of the Directors' Plan.

Eligibility

        The Directors' Plan provides for option grants to Non-employee Directors in consideration for their service on the Board. Drs. Meyer and Sogin and Messrs. Dallas and Silva currently qualify as Non-employee Directors. The Directors' Plan currently provides, in the aggregate, for the issuance of options to purchase up to 283,333 shares of Common Stock under the plan.

        Under the Directors' Plan, each person elected for the first time as a Non-employee Director automatically receives a one-time grant of a fully vested option to purchase 3,333 shares of Common Stock. The Directors' Plan, as amended subject to stockholder approval, also provides that each Non-employee Director will receive an option to purchase 1,000 shares for each 1,000,000 shares of Common Stock outstanding on January 1st of each year if such director served continuously as such for at least thirty days immediately preceding January 1 of a given year. Based on our current capitalization, Drs. Meyer and Sogin (and, beginning on January 1, 2003, Messrs. Dallas and Silva) would each receive options to purchase 9,000 shares of our Common Stock annually.

Option Terms

        The exercise price of all options granted under the Directors' Plan is 85% of the fair market value of our Common Stock on the date of grant, except that the price is 110% of the fair market value on the date of grant in the case of any director whose aggregate beneficial stock ownership is equal to or more than 10% of our total combined voting power. All options granted under the Directors' Plan must either (i) fully vest on the date of grant, subject to our right of repurchase, or (ii) vest in four equal annual installments commencing on the first anniversary of the date of grant. The schedule of vesting for each option grant shall be determined by the Board at the time of grant. Although not required by the Directors' Plan, it has historically been the custom of the Board to provide that options granted upon a Non-employee Director's initial election to the Board be fully vested on the date of grant, while those granted annually thereafter be subject to vesting over a four-year period. Unless otherwise determined by the Board, each option terminates prior to its expiration date if the optionee's service with us as a Non-employee Director terminates. Unless otherwise terminated, all options granted under the Directors' Plan expire ten years from the date of grant.

        We have a right to repurchase shares of stock issued upon exercise of any option granted under the Directors' Plan, which is fully vested on the date of grant. If a Non-employee Director's service with us is terminated for any reason other than death or total disability, we have the option to repurchase any shares acquired on exercise of options granted under the Directors' Plan. However, our right of repurchase lapses in four equal annual installments, commencing on the first anniversary of the date of grant. The repurchase price is equal to the option exercise price.

        Options granted pursuant to the Directors' Plan may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the optionee, only by the optionee.

Changes in Our Capital Structure

        We have the ability to make adjustments to the options and the plan in the event of a change in our capital structure and the existence of outstanding options does not affect our ability to effectuate any changes to our capital structure.

Amendment and Termination of the Directors' Plan

        The Board may at any time amend or terminate the Directors' Plan. Amendments to the Directors' Plan apply to outstanding options and any termination may apply to outstanding options as well. No options may be granted under the Directors' Plan after February 18, 2008, the date ten years from the date of its adoption.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

        THE FOLLOWING SUMMARY OF FEDERAL TAX CONSEQUENCES IS BASED UPON EXISTING STATUTES, REGULATIONS AND INTERPRETATIONS THEREOF. THE APPLICABLE RULES ARE COMPLEX, AND INCOME TAX CONSEQUENCES MAY VARY DEPENDING UPON THE PARTICULAR CIRCUMSTANCES OF EACH PLAN PARTICIPANT. THIS PROXY STATEMENT DESCRIBES FEDERAL INCOME TAX CONSEQUENCES OF GENERAL APPLICABILITY, BUT DOES NOT PURPORT TO DESCRIBE EITHER PARTICULAR CONSEQUENCES TO EACH INDIVIDUAL PLAN PARTICIPANT OR FOREIGN, STATE OR LOCAL INCOME TAX CONSEQUENCES, WHICH MAY DIFFER FROM THE UNITED STATES FEDERAL INCOME TAX CONSEQUENCES.

        Options granted pursuant to the Directors' Plan are "nonstatutory options" and will not qualify for any special tax benefits to the optionee. An optionee will not recognize any taxable income at the time the option is granted. Federal income tax consequences upon exercise of an option will depend upon whether the shares thereby acquired are subject to a "substantial risk of forfeiture." At the time of exercise, if the shares are not subject to a substantial risk of forfeiture, or if they are so restricted and the optionee files an election under Section 83(b) of the Internal Revenue Code of 1986, as amended (the "Code"), with respect to the shares, the optionee will generally recognize ordinary income measured by the excess, if any, of the fair market value of the shares (on the exercise date) over the exercise price of the option. After exercise, the optionee's tax basis in the shares will be their fair market value on the date of exercise, and the holding period for purposes of determining whether capital gain or loss upon sale is long or short-term also will begin on that date. If the shares are subject to a substantial risk of forfeiture and no 83(b) election is filed, the optionee will not be taxed upon exercise, but instead will generally recognize ordinary income on the date the restrictions lapse, measured by the excess, if any, of the fair market value of the shares (on the applicable lapse date) over the exercise price of the option and the optionee's holding period for capital gains purposes will begin on the date of lapse.

        Upon sale, other than to us, of shares acquired under the option, the optionee generally will recognize capital gain or loss to the extent of the difference between the sale price and the optionee's tax basis in the shares, which will be long-term gain or loss if the optionee's holding period in the shares is more than one year. If stock is sold to us rather than to a third party, the sale may not produce capital gain or loss. A sale of shares to us will constitute a redemption of such shares, which could be taxable as a dividend unless the redemption is "not essentially equivalent to a dividend" within the meaning of the Code.

        If an optionee tenders our Common Stock to pay all or part of the exercise price of an option issued under the Directors' Plan, the optionee will not have a taxable gain or deductible loss on the surrendered shares. Instead, shares acquired upon exercise that are equal in value to the fair market value of the shares surrendered in payment are treated as if they had been substituted for the surrendered shares, taking as their basis and holding period the basis and holding period that the optionee had in the surrendered shares. The additional shares are treated as newly acquired, are taxable to the optionee, and have a basis equal to their fair market value on the exercise date.

        We generally will be entitled to a tax deduction in the amount and at the time that the optionee recognizes ordinary income with respect to the shares acquired upon exercise of an option under the Directors' Plan.

DIRECTORS' PLAN BENEFITS

        The following table sets forth the benefits that would have been received under the amended Directors' Plan, had it been in place during the fiscal year 2001, based upon the number of shares of the Company's Common Stock outstanding at the end of fiscal year 2001. The "Number of Units" in the table represent options to purchase the Company's Common Stock.

NEW PLAN BENEFITS
1998 NON-EMPLOYEE DIRECTORS' STOCK OPTION PLAN

Name and Position	Dollar Value ($)	Number of Units
L. Daniel Rawitch President and Chief Executive Officer	Not eligible.	Not eligible.[1]
Rick Cossano Former Chief Executive Officer	Not eligible.	Not eligible.
Michael Quinn Senior Vice President, Capital Markets	Not eligible.	Not eligible.
Rob Katz Chief Technology Officer	Not eligible.	Not eligible.
Executive Group	Not eligible.	Not eligible.
Non-Executive Director Group	—	18,000[2]
Non-Executive Officer Employee Group	Not eligible.	Not eligible.

(1)
Mr. Rawitch was a Non-employee Director at the beginning of 2001, however upon his appointment as Chief Executive Officer, he ceased to be a Non-employee Director. As a result, he would not currently receive any options pursuant to the Plan.

(2)
Includes Drs. Meyer and Sogin. Mr. Dallas, who did not become a Non-employee Director until March 26, 2002, and Mr. Silva, who did not become a Non-employee Director until April 18, 2002, are not included in this group.

Information Regarding Equity Compensation Plans

        The following equity compensation plans have been approved by the stockholders of the Company: the 1989 Stock Option Plan, the 1998 Stock Bonus Incentive Plan, the 1998 Non-Employee Directors' Stock Option Plan, the 1998 Stock Option Plan and the 1999 Employee Stock Purchase Plan. All of these plans are currently outstanding, with the exception of the 1989 Stock Option Plan, which has expired. However, pursuant to the terms of the 1989 Stock Option Plan, some shares granted under that plan were exercisable as of the end of fiscal year 2001.

        The Company does not have any equity compensation plans other than those approved by the Company's stockholders, with the exception of stand-alone grants of warrants or options made by the Company's Board from time to time in consideration for services performed for the Company. All such grants are made at the discretion of the Board on a case-by-case basis, and are awarded out of the general reserve of authorized but unissued shares of the Company's stock. There is no specific pool of shares set aside for this purpose; the Board has the sole discretion to determine the number of shares granted and is constrained only by the duties that directors owe to the Company and its stockholders and by the limits imposed by the Company's capitalization. As of December 31, 2001, the Company has issued stand-alone warrants to purchase an aggregate of 1,671,849 shares of Common Stock to various parties as compensation for services provided to the Company. As of December 31, 2001, all such warrants remained outstanding and unexercised.

        The following table sets forth information regarding the number of shares of the Company's capital stock that may be issued pursuant to equity compensation plans or arrangements of the Company as of the end of fiscal year 2001. The weighted average exercise price of outstanding options, warrants and rights included in this table reflects expense prices which have been adjusted to account for the Company's February 2001 reverse stock split.

Equity Compensation Plan Information

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)		Weighted-average exercise price of outstanding options,warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	2,183,912	[1]	$1.98	1,965,015	[2]
Equity compensation plans not approved by security holders	1,671,849	[3]	$6.87	—
Total	3,855,761		$4.10	1,965,015

(1)
Represents shares of Common Stock that may be issued pursuant to outstanding options granted under the following plans: 23,619 shares under the 1989 Stock Option Plan, 36,249 shares under the 1998 Non-Employee Directors' Plan and 2,124,044 shares under the 1998 Stock Option Plan.

(2)
Represents shares of Common Stock that may be issued pursuant to options available for future grant under the following plans: 72,917 shares under the 1998 Stock Bonus Incentive Plan, 243,751 shares under the 1998 Non-Employee Directors' Plan and 1,618,988 shares under the 1998 Stock Option Plan, as well as 29,359 shares of Common Stock available for purchase by employees under the 1999 Employee Stock Purchase Plan.

(3)
Represents eight warrants granted at various times between December 30, 1996 and November 19, 2001 to purchase between 8,333 and 500,000 shares of the Company's Common Stock which were granted by the Company's Board to directors, consultants or advisors to the Company in consideration for services they provided to the Company. All such warrants were granted pursuant to stand-alone agreements at the discretion of the Board, and not pursuant to any plan. These warrants range in exercise price from $0.72 to $24.00, have durations of between 5 and 10 years, and have vesting schedules ranging from immediately vested upon grant to quarterly vesting over four years. The number of shares issuable upon exercise of these warrants is subject to adjustment from time to time in the event of changes to the Company's capital structure which affect stockholders generally, such as subdivisions, combinations and stock splits.

Required Vote

        The affirmative vote of the holders of a majority of the shares of the Company's capital stock voting (on an as-converted-to-Common-Stock basis) in person or by proxy on this proposal at the Annual Meeting is required to approve the amendment to the Directors' Plan.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE
AMENDMENT TO THE DIRECTORS' PLAN

PROPOSAL THREE

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

        The Board has selected Ernst & Young LLP, independent auditors, to audit the financial statements of the Company for the fiscal year ending December 31, 2002. Ernst & Young LLP has audited the Company's financial statements since February 12, 1999, and the Board believes it is desirable and in the best interests of the Company to continue the employment of that firm. Action by stockholders is not required by law in the appointment of independent public accountants, but their appointment is submitted to the stockholders by the Board in order to give the stockholders a voice in the designation of accountants. If the appointment is not ratified by the stockholders, the Board will reconsider its choice of Ernst & Young LLP as the Company's independent public accountants. Even if the appointment is ratified, the Board may in its discretion direct the appointment of a different independent accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.

        Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

Independent Auditor Fees

        Audit Fees.    Ernst & Young LLP billed the Company an aggregate of approximately $300,485 for professional services rendered by Ernst & Young LLP in connection with its audit of the Company's financial statements for the fiscal year ended December 31, 2001 and its review of the Company's financial statements included in quarterly reports on Form 10-Q during fiscal 2001.

        Financial Information Systems Design and Implementation Fees.    During fiscal 2001, Ernst & Young LLP did not directly or indirectly operate, or supervise the operation of, the Company's information systems or manage the Company's local area network. Nor did Ernst & Young LLP design or implement a hardware or software system that aggregates source data underlying the financial statements of the Company or that generates information that is significant to the Company's financial statements taken as a whole.

        All Other Fees.    Ernst & Young LLP billed the Company approximately an additional $88,356 for professional services rendered during fiscal 2001 for services not otherwise described above.

        The Company's Audit Committee considered whether the non-audit services rendered by Ernst & Young LLP during fiscal 2001, as described under the captions "Financial Information Systems Design and Implementation Fees" and "All Other Fees" above, and determined that such services were compatible with Ernst & Young LLP's independence.

Required Vote

        The affirmative vote of the holders of a majority of the shares of the Company's capital stock voting (on an as-converted-to-Common-Stock basis) in person or by proxy on this proposal at the Annual Meeting is required to ratify the appointment of the independent auditors.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS

PROPOSAL FOUR

ISSUANCE AND SALE OF ADDITIONAL SHARES
OF SERIES B CONVERTIBLE
PREFERRED STOCK AND COMMON STOCK WARRANTS IN CONNECTION WITH A
PRIVATE PLACEMENT OF THE COMPANY'S SECURITIES

Private Placement

        The Company's Board of Directors has approved the sale and issuance of up to 60,000 shares of the Company's Series B Convertible Preferred Stock, par value $0.01 per share at a purchase price of $40.00 per share, and warrants (the "Warrants") to purchase of up to 850,000 shares of the Company's Common Stock in a private placement to accredited investors. Because of the potential conflict of interest presented by the fact that two directors of the Company may purchase Preferred Stock, the Company sought, and received, the approval of a majority of the disinterested members of the Company's Board of Directors for the Series B Private Placement. Under Section 144 of the Delaware General Corporation Law, conflict-of-interest transactions will not be set aside solely because of an inherent conflict if such transactions are approved, following disclosure, by a majority of the disinterested directors or a majority of the stockholders. Thus, approval of this proposal four by the stockholders may constitute an alternative means of ratification of a potential interested transaction for purposes of Section 144 of the Delaware General Corporation Law.

        The terms of the Series B Private Placement are set forth in that certain Series B Convertible Preferred Stock and Warrant Purchase Agreement dated as of May 10, 2002 (the "Series B Purchase Agreement") by and among the Company and the investors in the Series B Private Placement (the "Series B Investors"), and the rights, privileges, preferences and restrictions of the Preferred Stock are set forth in the Amended and Restated Certificate of Designations, Preferences and Rights of Series B Convertible Preferred Stock filed with the Secretary of State of the State of Delaware (the "Series B Certificate of Designations"). The Company included the Series B Purchase Agreement and a form of warrant describing the material terms of the Warrants (the "Form of Warrant") as exhibits to a current report on Form 8-K filed with the SEC on May 17, 2002. The Company included the Series B Certificate of Designations as an exhibit to a current report on Form 8-K filed with the SEC on July 19, 2002.

        As of the Record Date, 33,750 shares of Preferred Stock convertible into 1,350,000 shares of the Company's Common Stock, together with Warrants to purchase 450,000 shares of the Company's Common Stock, have been sold in the Series B Private Placement. In addition, the Company has received commitments from L. Daniel Rawitch and Diogo Abreu to purchase a total of 8,750 shares of Preferred Stock convertible into 350,000 shares of the Company's Common Stock, together with Warrants to purchase 116,667 shares of Common Stock, subject to the approval of the sale and issuance to Messrs. Rawitch and Abreu by the Company's stockholders which is sought in proposal five below. The Company is thus authorized to issue, subject to stockholder approval, up to an additional 17,500 shares of Preferred Stock and Warrants to purchase 283,333 shares of Common Stock pursuant to the Series B Private Placement. The Company has not yet received commitments to purchase the additional shares of Preferred Stock, although the Company has begun preliminary discussions with accredited investors with respect to the additional shares.

        Under the Nasdaq Stock Market marketplace rules, we must obtain approval from our stockholders prior to issuing additional shares of Preferred Stock and Warrants if the issuance or issuances would have the effect of causing the Series B Private Placement to be deemed an issuance of securities equal to 20% or more of the voting power outstanding before the issuance at a price less than the greater of book or market value of the securities.

        As described in more detail below, the Preferred Stock is initially convertible into Common Stock at a price of $1.00 per share. Consequently, the issuance of additional Preferred Stock and Warrants under the Series B Purchase Agreement following the Annual Meeting may result in the Series B Private Placement becoming an issuance of securities having aggregate voting power in excess of 20% of the Company's outstanding shares of voting stock at a price below fair market value at the time of the issuance. For example, at the time of issuance, the fair market value of the Company's Common Stock may exceed the $1.00 conversion price of the Preferred Stock initially fixed in the Series B Certificate of Designations.

        The following is a summary of the material aspects of the Series B Private Placement, including the material provisions of the Series B Purchase Agreement, the Series B Certificate of Designations and the Warrants.

Series B Purchase Agreement

        The Series B Purchase Agreement provides for the issuance and sale of up to 60,000 shares of Preferred Stock at a purchase price of $40.00 per share and the issuance of Warrants to purchase up to 850,000 shares of the Company's Common Stock at an exercise price which is fixed at the time of grant as the average closing price of the Company's Common Stock over the one month period immediately preceding the date on which the closing of such purchase occurs. The Series B Purchase Agreement contains customary representations and warranties and provides for one or more closings during a specified period following May 10, 2002. The terms of the Preferred Stock, Warrants and registration rights under the Series B Purchase Agreement are set forth in the Series B Certificate of Designations, in the Form of Warrant and in a registration rights agreement, respectively, attached as exhibits to the Series B Purchase Agreement.

Series B Certificate of Designations and Terms of the Preferred Stock

        The terms of the Preferred Stock are set forth in the Series B Certificate of Designations, which designates as "Series B Convertible Preferred Stock" 60,000 shares of the Company's authorized 100,000 shares of Preferred Stock. The Preferred Stock has a purchase price of $40.00 per share. The holders of Preferred Stock are entitled to receive dividends at a rate of $2.00 per year per share of Preferred Stock before any dividends are paid to holders of Common Stock. This right to receive dividends continues to accrue cumulatively whether or not dividends are paid in any particular year. However, holders of the Preferred Stock are not entitled to receive additional dividend payments in respect of accrued, but unpaid dividends (i.e., holders of Preferred Stock shall be entitled to receive a dividend of $2.00 per share for each year that the Preferred Stock has been outstanding, regardless of whether or not any dividends have been previously paid). In the event of a liquidation, dissolution, winding up or change in control of the Company, the holders of Preferred Stock are entitled to receive a preference of $40.00 per share of Preferred Stock, plus any accrued but unpaid dividends, before any payments are made to holders of Common Stock. Each share of Preferred Stock is initially convertible into 40 shares of Common Stock at the Series B Investor's option, and any accrued but unpaid dividends will also be converted at a conversion price of $1.00; however, all shares of Preferred Stock and accrued but unpaid dividends will automatically be converted into Common Stock if the holders of a majority of the Preferred Stock so request or, if the Company so elects, if the closing price of the Company's Common Stock equals or exceeds $2.00 for 20 consecutive trading days.

        The holders of Preferred Stock are protected against price-based dilution of their ownership interest in the Company which occurs as a result of issuances of the Company's securities at a price which, on an as-converted-to-Common-Stock basis, is less than the conversion price of the Preferred Stock. This antidilution protection operates by means of a proportional adjustment to the conversion price of the Preferred Stock (which is initially set at $1.00) based on a broad-based weighted average formula. However, under the terms of the Preferred Stock, the following issuances of securities do not trigger an adjustment of the conversion price of the Preferred Stock:

  •
  an issuance of securities to employees, officers or directors of the Company pursuant to an agreement or plan that has been unanimously approved by the Board;

  •
  an issuance of securities upon the exercise or conversion of derivatives or convertible securities outstanding as of the date of May 10, 2002 or those issued upon exercise or conversion of a security issued pursuant to an agreement or plan that has been unanimously approved by the Board;

  •
  an issuance of securities as a dividend on the Preferred Stock or in a registered public offering under the Securities Act of 1933, as amended;

  •
  an issuance of securities pursuant to an acquisition, a debt financing, a commercial leasing transaction, a sponsored research, technology license, joint venture or similar agreement, or pursuant to a strategic partnership, provided such transaction, agreement or partnership is approved by the Board; and

  •
  an issuance of securities to a service provider in connection with the provision of goods or services approved by the Board.

        In addition to adjustments as a result of this price-based antidilution protection mechanism, the conversion price of the Preferred Stock will be adjusted proportionally in the event of changes in the Company's capital structure which affect stockholders generally, such as subdivisions, combinations and stock splits.

        The holders of Preferred Stock vote together with the holders of Common Stock and not as a separate class, and each share of Preferred Stock represents the right to a number of votes as is equal to the number of shares of Common Stock into which the share of Preferred Stock may be converted. Thus, each share of Preferred Stock is currently entitled to 40 votes. The Preferred Stock is redeemable at the sole discretion of the Company beginning on May 10, 2007 in whole or in part.

Terms of the Warrants

        The Warrants to purchase Common Stock are immediately exercisable for a term of three years and are subject to restrictions on transfer under federal and state securities laws. The number of shares of Common Stock issuable to a Series B Investor upon exercise of a Warrant is related to the aggregate purchase price paid by the Series B Investor under the Series B Purchase Agreement, and is calculated as the number of shares of Common Stock equal to (i) 25% of the aggregate purchase price paid, divided by (ii) the Warrant exercise price. For example, assuming that the exercise price of the Warrants is $0.75 per share, the purchaser of one share of Preferred Stock would receive warrants to purchase 13 shares of Common Stock (25% of the $40.00 purchase price for such share divided by the exercise price of $0.75). The exercise price for each Warrant is fixed at the time of grant as the average closing price of the Company's Common Stock over the one month period immediately preceding the date on which the closing of the purchase of the Preferred Stock associated with such warrant occurs. As a result, although the exercise price of the Warrants already issued, or for which commitments have already been received as described in proposal five below, in connection with the Series B Private Placement is $0.75, the exercise price of Warrants granted pursuant to this proposal may be different, and will depend on the market price of the Common Stock until such sale occurs.

Registration Rights

        In connection with the Series B Private Placement, the Company granted the Series B Investors "piggyback" registration rights, the terms of which are more fully described in a registration rights agreement included as an exhibit to a current report on Form 8-K filed with the Securities and Exchange Commission on May 17, 2002. Pursuant to these registration rights, the Series B Investors may include shares of Common Stock issuable upon conversion of the Preferred Stock or upon exercise of the Warrants in a registration statement filed by the Company with the Securities and Exchange Commission. The Company is generally required to bear the expenses of all such registrations, except underwriting discounts and commissions.

Reasons for the Series B Private Placement and Use of Proceeds

        The Company believes that the Series B Private Placement will allow the Company to raise capital in a timely and efficient manner by utilizing a portion of the authorized but unissued shares of preferred stock that the Company is authorized to issue under its Certificate of Incorporation. The Company intends to use the proceeds from the Series B Private Placement primarily for working capital purposes, including operations and the development of product and service offerings.

        Your vote is being solicited in order to approve the issuance and sale of up to 17,500 additional shares of Preferred Stock and Warrants to purchase shares of Common Stock in exchange for consideration of up to $700,000 following the date of the Annual Meeting on the terms described in this proxy statement in connection with the Series B Private Placement in order to meet applicable requirements under the Nasdaq Stock Market marketplace rules. If this proposal is approved, no further authorization for the issuance and sale of additional shares of Preferred Stock and Warrants in connection with the Series B Private Placement will be solicited prior to such issuance or issuances. If this proposal is not approved, the sale of additional Preferred Stock and Warrants subject to this proposal will not occur.

Effect of the Issuance on Current Stockholders

        The following table sets forth information about the potential dilutive effect of the approval of this proposal on current stockholders of the Company if all 17,500 shares of Preferred Stock and Warrants to purchase 283,333 shares of Common Stock were issued pursuant to this proposal. This table shows the number of shares of Common Stock that would be issued if all such shares of Preferred Stock were converted to Common Stock and all such Warrants were exercised at the end of each of one, two and three years from the date of issuance. The presentation in this table assumes that no cash dividends are paid on the Preferred Stock. Applicable percentage dilution in each case is calculated based on the assumption that, as of each applicable date, the Company's capitalization will consist of the sum of: (i) the 9,542,424 shares of Common Stock outstanding as of the Record Date; (ii) 1,350,000 shares of Common Stock representing the conversion of the 33,750 shares of Preferred Stock outstanding as of the Record Date; and (iii) the number of shares of Common Stock which would be issued pursuant to the conversion or warrant exercise in each case, as applicable.

Potential Dilutive Effects of this Proposal

	Preferred Stock Conversion		Warrant Exercise		Preferred Stock conversion and Warrant Exercise Combined
Years From Issuance	Number of Shares of Common Stock	Percentage of Voting Power	Number of Shares of Common Stock	Percentage of Voting Power	Number of Shares of Common Stock	Percentage of Voting Power
1	735,000	6.3%	283,333	2.5%	1,018,333	8.5%
2	770,000	6.6%	283,333	2.5%	1,053,333	8.8%
3	805,000	6.9%	283,333	2.5%	1,088,333	9.1%

        If the Company were to redeem all 17,500 shares of Preferred Stock subject to this proposal on May 10, 2007 (the first date on which such redemption is possible) without having made any cash dividend payments, the holders of such Preferred Stock would be entitled to a cash payment of $875,000 collectively, or $50 per share on such date.

        The Company intends to use the proceeds from the issuance and sale of securities pursuant to this proposal four for general working capital purposes, and has not identified any specific projects that the Company will have to forego if this proposal is not approved. However, if this proposal is rejected by the Company's stockholders, the Company believes that its ability to maintain the expansion of its current activities will be adversely affected.

        Additionally, the effect on the equity of the Company due to the rejection of this proposal may adversely affect FiNet's compliance with the listing requirements of the Nasdaq SmallCap Market. The Nasdaq marketplace rules currently require that listed companies maintain either $2 million in net tangible assets or $2.5 million in stockholders' equity. If this proposal four is not approved, and as a result the Company does not receive the proceeds from the sale of Preferred Stock, the Company may not be able to meet these Nasdaq listing requirements, and the Company's Common Stock may be delisted from trading on the Nasdaq SmallCap Market. Such a delisting may have a material negative effect on the value and liquidity of FiNet's shares. If this proposal is rejected, the Company may be forced to seek different sources of financing on terms that, although unknown at this point, could be less favorable than those of the Series B Private Placement and could further dilute FiNet's current stockholders.

Required Vote

        The affirmative vote of the holders of a majority of the shares of the Company's capital stock voting (on an as-converted-to-Common-Stock basis) in person or by proxy on this proposal at the Annual Meeting is required to approve the issuance and sale of additional shares of Preferred Stock and Warrants in connection with the Series B Private Placement. However, the Company will not proceed with the transaction contemplated by this proposal unless it receives the affirmative vote of the holders of a majority of the shares of the Company's Common Stock voting in person or by proxy on this proposal at the Annual Meeting. Management, directors or parties who are interested in the Series B Private Placement (and their affiliates) collectively control the votes of approximately 15.1% of the Company's Common Stock, which will be entitled to vote on this proposal.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE ISSUANCE AND SALE OF ADDITIONAL SHARES OF SERIES B CONVERTIBLE PREFERRED STOCK AND COMMON STOCK WARRANTS IN CONNECTION WITH THE SERIES B PRIVATE PLACEMENT

PROPOSAL FIVE

ISSUANCE AND SALE OF SERIES B CONVERTIBLE PREFERRED STOCK AND COMMON STOCK WARRANTS TO L. DANIEL RAWITCH AND DIOGO ABREU IN CONNECTION WITH A PRIVATE PLACEMENT OF THE COMPANY'S SECURITIES

Issuance of Securities to L. Daniel Rawitch and Diogo Abreu

        In connection with the Series B Private Placement the Company proposes to issue and sell, following the Annual Meeting and subject to the approval of the stockholders of the Company:

  (i)
  5,000 shares of Preferred Stock convertible into 200,000 shares of the Company's Common Stock, together with Warrants to purchase 66,667 shares of the Company's Common Stock, to L. Daniel Rawitch, the Company's President and Chief Executive Officer and Co-Vice Chairman of the Company's Board of Directors; and

  (ii)
  3,750 shares of Preferred Stock convertible into 150,000 shares of the Company's Common Stock, together with Warrants to purchase 50,000 shares of the Company's Common Stock, to Diogo Abreu, consultant to the Company and Co-Vice Chairman of the Company's Board of Directors.

        The Preferred Stock will be sold at a purchase price of $40.00 per share, and the Warrants will be issued with an exercise price of $0.75 per share, which is below the market price of the Company's Common Stock as of the Record Date. In the aggregate, the Company proposes to issue and sell 8,750 shares of Preferred Stock convertible into 350,000 shares of the Company's Common Stock and Warrants to purchase 116,667 shares of the Company's Common Stock to Messrs. Rawitch and Abreu

for an aggregate purchase price of $350,000. Pursuant to the terms of the Series B Purchase Agreement, payment of the purchase price may be made by check, wire transfer or cancellation of indebtedness. As of the date of this proxy statement, the Company's outstanding indebtedness to Messrs. Rawitch and Abreu is $201,425 and $211,496, respectively. Either Mr. Rawitch or Mr. Abreu may make payment of the purchase price in part or in whole by cancellation of some or all of such indebtedness.

        The Nasdaq Stock Market marketplace rules require that we obtain approval from our stockholders prior to issuing Preferred Stock and Warrants to Messrs. Rawitch and Abreu in the Series B Private Placement because Messrs. Rawitch and Abreu are directors of the Company. Under the Nasdaq Stock Market marketplace rules, we must also obtain stockholder approval from our stockholders prior to issuing Preferred Stock and Warrants to Messrs. Rawitch and Abreu if the issuance would have the effect of causing the Series B Private Placement to be deemed an issuance of securities equal to 20% or more of the voting power outstanding before the issuance at a price less than the greater of book or market value of the securities.

        The Company's Board of Directors has approved the sale and issuance of up to 60,000 shares of Preferred Stock at a purchase price of $40.00 per share and the issuance of warrants to purchase up to 850,000 shares of the Company's Common Stock. Because of the potential conflict of interest presented by the fact that two directors of the Company may purchase Preferred Stock, the Company sought, and received, the approval of a majority of the disinterested members of the Company's Board of Directors for the Series B Private Placement. Under Section 144 of the Delaware General Corporation Law, conflict-of-interest transactions will not be set aside solely because of an inherent conflict if such transactions are approved, following disclosure, by a majority of the disinterested directors or a majority of the stockholders. Thus, approval of this proposal four by the stockholders may constitute an alternative means of ratification of a potential interested transaction for purposes of Section 144 of the Delaware General Corporation Law.

        The conversion price of the Preferred Stock is initially fixed in the Series B Certificate of Designations at $1.00, and the exercise price of the Warrants is $0.75 per share, which is below the market price of the Company's Common Stock as of the Record Date. As a result, issuances of Preferred Stock and Warrants to Messrs. Rawitch and Abreu under the Series B Purchase Agreement following the Annual Meeting may result in the Series B Private Placement becoming an issuance of securities having aggregate voting power in excess of 20% of the Company's outstanding shares of voting stock at a price below fair market value at the time of the issuance. For example, at the time of issuance of such shares to Messrs. Rawitch and Abreu, the fair market value of the Company's Common Stock may exceed the $1.00 conversion price of the Preferred Stock initially fixed in the Series B Certificate of Designations.

        Your vote is being solicited in order to approve the issuance and sale of shares of 8,750 shares of Preferred Stock and Warrants to purchase 116,667 shares of Preferred Stock to L. Daniel Rawitch and Diogo Abreu in exchange for payment of an aggregate purchase price of $350,000 to the Company on the terms described in this proxy statement in connection with the Series B Private Placement in order to meet applicable requirements under the Nasdaq Stock Market marketplace rules. As noted above, some or all of this payment may be in the form of cancellation of existing indebtedness. If this proposal is approved, no further authorization for the issuance and sale of shares of Preferred Stock and Warrants to L. Daniel Rawitch and Diogo Abreu in connection with the Series B Private Placement will be solicited prior to such issuance. If this proposal is not approved, such sale of Preferred Stock and Warrants to Messrs. Rawitch and Abreu will not occur.

Effect of the Issuance on Current Stockholders

        The following table sets forth information about the potential dilutive effect of the approval of this proposal on current stockholders of the Company. This table shows the number of shares of Common Stock that would be issued if the holders of the 8,750 shares of Preferred Stock and Warrants to purchase 116,667 shares of Common Stock subject to this proposal converted all of their shares of Preferred Stock and exercised all of their Warrants at the end of each of one, two and three years from the date of issuance. The presentation in this table assumes that no cash dividends are paid on the Preferred Stock. Applicable percentage dilution in each case is calculated based on the assumption that, as of each applicable date, the Company's capitalization will consists of the sum of: (i) the 9,542,424 shares of Common Stock outstanding as of the Record Date; (ii) 1,350,000 shares of Common Stock representing the conversion of the 33,750 shares of Preferred Stock outstanding as of the Record Date; and (iii) the number of shares of Common Stock which would be issued pursuant to the conversion or warrant exercise in each case, as applicable.

Potential Dilutive Effects of this Proposal

	Preferred Stock Conversion		Warrant Exercise		Preferred Stock conversion and Warrant Exercise Combined
Years From Issuance	Number of Shares of Common Stock	Percentage of Voting Power	Number of Shares of Common Stock	Percentage of Voting Power	Number of Shares of Common Stock	Percentage of Voting Power
1	367,500	3.3%	116,667	1.1%	484,167	4.3%
2	385,000	3.4%	116,667	1.1%	501,667	4.4%
3	402,500	3.6%	116,667	1.1%	519,667	4.5%

        If the Company were to redeem all 8,750 shares of Preferred Stock subject to this proposal on May 10, 2007 (the first date on which such redemption is possible) without having made any cash dividend payments, the holders of such Preferred Stock would be entitled to a cash payment of $437,500 collectively, or $50 per share on such date.

        The Company intends to use the proceeds from the issuance and sale of securities pursuant to this proposal five for general working capital purposes, and has not identified any specific projects that the Company will have to forego if this proposal is not approved. However, if this proposal is rejected by the Company's stockholders, the Company believes that its ability to maintain the expansion of its current activities will be adversely affected.

        Additionally, the effect on the equity of the Company due to the rejection of this proposal may adversely affect FiNet's compliance with the listing requirements of the Nasdaq SmallCap Market. The Nasdaq marketplace rules currently require that listed companies maintain either $2 million in net tangible assets or $2.5 million in stockholders' equity. If this proposal five is not approved, and as a result the Company does not receive the proceeds from the sale of Preferred Stock, the Company may not be able to meet these Nasdaq listing requirements, and the Company's Common Stock may be delisted from trading on the Nasdaq SmallCap Market. Such a delisting may have a material negative effect on the value and liquidity of FiNet's shares. If this proposal is rejected, the Company may be forced to seek different sources of financing on terms that, although unknown at this point, could be less favorable than those of the Series B Private Placement and could further dilute FiNet's current stockholders.

Required Vote

        The affirmative vote of the holders of a majority of the shares of the Company's capital stock voting (on an as-converted-to-Common-Stock basis) in person or by proxy on this proposal at the

Annual Meeting is required to approve the issuance and sale of shares of Preferred Stock and Warrants to L. Daniel Rawitch and Diogo Abreu in connection with the Series B Private Placement. However, the Company will not proceed with the transaction contemplated by this proposal unless it receives the affirmative vote of the holders of a majority of the shares of the Company's Common Stock voting in person or by proxy on this proposal at the Annual Meeting. Management, directors or parties who are interested in the Series B Private Placement (and their affiliates) collectively control the votes of approximately 15.1% of the Company's Common Stock, which will be entitled to vote on this proposal.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE ISSUANCE AND SALE OF SERIES B CONVERTIBLE PREFERRED STOCK AND COMMON STOCK WARRANTS TO L. DANIEL RAWITCH AND DIOGO ABREU IN CONNECTION WITH THE SERIES B PRIVATE PLACEMENT

PROPOSAL SIX

ISSUANCE OF COMMON STOCK IN CONNECTION WITH PROPOSED
R.E. VENTURES, INC. TRANSACTION

Proposed Acquisition of R.E. Ventures, Inc.

        Our Board has approved the terms of a proposed acquisition (the "Acquisition") by FiNet of R.E. Ventures, Inc. ("RE Ventures") set forth in a definitive Agreement of Purchase and Sale of Stock by and among FiNet, RE Ventures and the holders of all of RE Ventures's capital stock (the "RE Ventures Equityholders") dated as of April 23, 2002 (the "RE Ventures Purchase Agreement"). We included the RE Ventures Purchase Agreement as an exhibit to our current report on Form 8-K, which we filed with the Securities and Exchange Commission on April 23, 2002. RE Ventures is not an operating entity; rather, it is a corporate entity that holds assets and licenses of the former RealEstate.com, Inc. ("RealEstate.com"). Following the Acquisition, FiNet intends to exploit the acquired assets within the RE Ventures entity to facilitate the determination of the Performance Bonus (as defined below).

        In connection with the Acquisition, we will issue 1,406,000 shares of FiNet Common Stock to the RE Ventures Equityholders (the "Initial Consideration") with the potential for issuance of additional shares as a performance bonus based financial performance of the assets utilized by the RE Ventures entity following the Acquisition (the "Performance Bonus"). As a result of the combined issuance of the Initial Consideration and the Performance Bonus, the Company may be required to issue up to 40% of its Common Stock (as calculated immediately before the payment of the Performance Bonus), in the aggregate, to the RE Ventures Equityholders. This may result in the RE Ventures Equityholders holding approximately 31% of the Company's capitalization following payment of the Performance Bonus. At a minimum, the Company will be required to issue approximately 13% of its currently outstanding capitalization (as calculated immediately before the issuance of the Initial Consideration) in connection with the Acquisition. As a result, the RE Ventures Equityholders will hold approximately 11% of the Company's capitalization at the close of the Acquisition at a minimum.

        The Nasdaq Stock Market marketplace rules require that we obtain approval from our stockholders prior to issuing shares of FiNet Common Stock in connection with the Acquisition because under the RE Ventures Purchase Agreement, FiNet could potentially issue stock in an amount that exceeds 20% of its outstanding capitalization.

        The following is a summary of the material aspects of the Acquisition, including the material provisions of the RE Ventures Purchase Agreement. This summary description does not purport to be complete and is qualified in its entirety by the actual terms and provisions set forth in the RE Ventures Purchase Agreement.

Parties to the RE Ventures Purchase Agreement

FiNet.com, Inc.
2527 Camino Ramon
Suite 200
San Ramon, California 94583
(925) 242-6600

        FiNet is a financial services holding company that conducts diversified mortgage banking and brokering operations through its wholly owned subsidiary, Monument Mortgage, Inc. Through Monument Mortgage, FiNet provides both traditional and online mortgage services to a diversified customer base consisting of mortgage lenders, mortgage brokers, real estate professionals and consumers. Monument Mortgage operates websites that enable its customers to analyze and select from a wide variety of mortgage loan products and rates.

R.E. Ventures, Inc.
3350 Peachtree Road NE
Suite 1050
Atlanta, Georgia 30326
(678) 420-3880

        RE Ventures was formed in April of 2001 and registered to do business under the "RealEstate.com" trade name. RE Ventures holds assets and licenses of the former RealEstate.com, Inc.

        Jeffrey Gray, Thomas Powell, Kenneth Jenny, William Coleman and Sand Hill Capital Special Purpose LLC ("Sand Hill LLC") collectively own 100% of the equity of RE Ventures and are parties to the RE Ventures Purchase Agreement.

Background of the RealEstate.com Assets to be Purchased in the Acquisition

        Pursuant to the transaction with RE Ventures, FiNet intends to acquire the www.realestate.com domain name and related assets formerly held by the now defunct RealEstate.com (collectively, the "RE Assets"). By way of background, the following discussion provides a chronology of the events leading to the proposed acquisition of the RE Assets. As described in greater detail below, over the course of the past two years, possession of the RE Assets has passed through foreclosure proceedings from RealEstate.com to its sole secured creditor, Sand Hill Capital II, L.P. ("Sand Hill Capital," and together with Sand Hill LLC, "Sand Hill"), and then, to facilitate the acquisition of the RE Assets by FiNet, to RE Ventures, an entity formed with the sole purpose of monetizing the foreclosed-upon assets.

  RealEstate.com, Inc. Foreclosure

        RealEstate.com was a business-to-business application service provider for the real estate industry.

        FiNet believes that RealEstate.com had intended to deliver an integrated suite of applications to real estate agents, brokers, lenders, appraisers and other real estate service providers to facilitate real estate transactions, but that by the time of its foreclosure in December of 2000, its revenue-generating activities were primarily limited to the development of private websites for real estate agents and mortgage brokers.

        To finance its operations, RealEstate.com had, on various occasions prior to June of 2000, borrowed funds from Sand Hill Capital through the issuance of secured notes. In June of 2000, RealEstate.com defaulted on the secured debt owed to Sand Hill Capital, the aggregate principal amount of which was at the time approximately $10 million. On December 18, 2000, following six months of attempted restructurings and renegotiations of the secured debt, Sand Hill Capital, as RealEstate.com's sole secured creditor, held a foreclosure sale pursuant to Article 9 of the Uniform Commercial Code. Despite proper public notice, there were no bidders on the date of the public foreclosure auction. In accordance with Article 9, Sand Hill took possession of the RE Assets in December of 2000, and RealEstate.com ceased to exist as an operating entity.

  Sand Hill Capital Special Purpose LLC Negotiations with Unsecured Creditors

        As Sand Hill is not in the business of operating companies, Sand Hill was not in a position to continue the operations previously associated with the RE Assets, and accordingly did not do so. Following the foreclosure proceedings, unsecured creditors of RealEstate.com approached Sand Hill to negotiate a transaction that would allow Sand Hill to extract some value from the RE Assets while allowing the unsecured creditors to recover a portion of their unsecured position, which was approximately $1.7 million at the time. Following negotiations between Sand Hill and these unsecured creditors from December 2000 to April 2001, RE Ventures was formed with the sole purpose of monetizing the RE Assets for the benefit of Sand Hill and the unsecured creditors.

  R.E. Ventures, Inc. Formation

        RE Ventures was formed in April 2001 by Sand Hill LLC, Kenneth Jenny, William Coleman, Jeffrey Gray and Thomas Powell. Messrs. Jenny and Coleman had no prior dealings with RealEstate.com. Mr. Gray was one of RealEaste.com's unsecured creditors, which creditors collectively had an unsecured position of approximately $1.7 million. In addition, Mr. Gray had previously sold a business to RealEstate.com. None of the members of the RE Ventures team had been an employee of RealEstate.com at any time during calendar year 2000, although Messrs. Gray and Powell had both been employees of RealEstate.com for a portion of calendar year 1999.

        In July of 2001, in connection with the formation of RE Ventures, Sand Hill transferred certain of the RE Assets—primarily hard assets such as computers and furniture—to RE Ventures. Sand Hill desired that RE Ventures also be used as the vehicle to monetize the intellectual property assets obtained from RealEstate.com in the foreclosure proceedings. However, Sand Hill had participated out the $10 million in secured debt from RealEstate.com, and the participants in the secured debt were concerned that an outright transfer of the intellectual property assets would result in a loss of control over the manner in which the assets were monetized. In order to make the participants in this debt comfortable with the transfer of the RE Assets, the transfer of the RealEstate.com intellectual property assets was structured as an exclusive 5-year license from Sand Hill to RE Ventures, with a $10 million buyout provision. This structure essentially provided the RE Ventures team with 5 years in which to monetize the assets; otherwise, the intellectual property would revert back to Sand Hill and the other participants in the debt. However, if an appropriate buyer or transaction appeared within the five-year period, Sand Hill would transfer the rest of the intellectual property rights to the buyer of the assets in exchange for an increased interest in RE Ventures. The equity ownership in the RE Ventures entity was structured so that Messrs. Gray, Powell, Jenny and Coleman would be rewarded for their efforts in finding a buyer for the RE Assets, and Sand Hill would recover all or a portion of the secured debt in connection with a sale of the assets.

        While searching for a buyer for the RE Assets, Messrs. Gray, Powell, Jenny and Coleman continued to maintain the www.realestate.com domain name and website and took other actions to prevent the value of the RE Assets from deteriorating, but at no time did RE Ventures act as an operating entity or continue the operations of the RealEstate.com business. RE Ventures did not have any facilities or employees (other than its equityholders, who acted in a consulting capacity) during this time.

  FiNet.com, Inc. Background of the Acquisition

        The RE Ventures team began negotiating with FiNet in September of 2001 for a potential sale of the RE Assets. Following discussions among FiNet's management and board of directors, the parties executed a letter of intent in November of 2001. Following additional negotiations among the parties and discussions among FiNet's management and board of directors, the parties executed a definitive purchase agreement in April of 2002 for the purchase and sale of the RE Assets.

        It was not until April 2002, in connection with and as a condition to FiNet's execution of the RE Ventures Purchase Agreement, that Sand Hill agreed to transfer the RealEstate.com intellectual property assets to RE Ventures for eventual purchase by FiNet. The negotiations leading up to the execution of the RE Ventures Purchase Agreement resulted in the parties agreeing that the most efficient manner for FiNet to acquire the RE Assets would be to use RE Ventures as a vehicle to facilitate the Acquisition.

        Under the RE Ventures Purchase Agreement, as a condition to the closing of the Acquisition, RE Ventures will have obtained from Sand Hill all right, title and interest to the intellectual property and other assets formerly owned by RealEstate.com, including rights to the www.realestate.com domain name and website. In return, Sand Hill's ownership interest in RE Ventures will increase immediately prior to the closing of the Acquisition. At the time of the closing of the Acquisition, RE Ventures will own all of the RE Assets. Based on representations made by the RE Ventures Equityholders, the RealEstate.com assets held by RE Ventures at the closing of the Acquisition will consist primarily of an intangible asset, the www.realestate.com domain name and website. The remaining assets held by RE Ventures at the closing of the Acquisition will consist of an immaterial amount of computer hardware.

        FiNet believes that the value in the RE Assets lies primarily in the www.realestate.com domain name and website. FiNet intends to use the domain name to attract leads to consumers seeking to engage in real estate transactions, and then to sell these leads to mortgage brokers along with tools that will allow the brokers to manage these leads. In this regard, FiNet intends that following the Acquisition, RE Ventures's primary revenue generating activity will be lead generation resulting in percentage-based fees earned from mortgage brokers in connection with those leads that result in the closing of a real estate financing transaction.

Consideration

        Under the RE Ventures Purchase Agreement, FiNet will purchase all of the stock of RE Ventures from the RE Ventures Equityholders for consideration consisting solely of shares of FiNet Common Stock, par value $.01 per share, and RE Ventures will become a wholly owned subsidiary of FiNet. The RE Ventures Purchase Agreement provides that FiNet will issue 1,406,000 shares of FiNet Common Stock as the Initial Consideration immediately prior to the closing of the Acquisition (the "Initial Closing"). The fair value of the Initial Consideration will be determined to be the product of: (i) the 1,406,000 shares issued to the RE Ventures Equityholders in the Initial Closing multiplied by (ii) the average closing price of the Company's Common Stock for the 7 trading day period beginning 3 trading days before and ending 3 trading days after April 23, 2002 (the date on which the terms of the Acquisition were agreed to).

        In addition, the RE Ventures Equityholders may be entitled to receive a Performance Bonus in the form of additional shares of FiNet Common Stock two years after the Initial Closing, based on RE Ventures's financial performance and the market price of FiNet's Common Stock after the Acquisition (the "Second Closing"). The Performance Bonus will be a number of shares of FiNet Common Stock equal to the lesser of: (i) the quotient of the "Performance Value" (as defined below) divided by the average closing price of FiNet's Common Stock immediately prior to the Second Closing, and (ii) a number of shares such that the sum of the shares issued at the Initial Closing and the additional shares issued as a Performance Bonus at the Second Closing shall not exceed forty percent of the outstanding shares of FiNet Common Stock immediately before the Second Closing. The "Performance Value" is defined in the RE Ventures Purchase Agreement as the difference between (a) ten times the net earnings of RE Ventures for the twelve-month period ending on the second anniversary of the Initial Closing (the "Second Year Earnings") and (b) the then-current value of the shares issued at the Initial Closing, calculated by multiplying the number of shares received as initial consideration by the average closing price of FiNet Common Stock immediately prior to the Second Closing.

        The maximum consideration the Company could be obligated to issue in connection with the acquisition is a function of the number of shares of the Company's stock outstanding on the date of the Second Closing. As an example, if the Company's capitalization as of the Second Closing consists of: (i) the 9,542,424 shares of Common Stock issued and outstanding as of the Record Date; (ii) 2,400,000 shares representing all potentially issuable shares of the Company's Preferred Stock on an as-converted-to-Common-Stock basis; (iii) 850,000 shares of Common Stock representing the exercise of all Warrants potentially issuable in connection with the Series B Private Placement; and (iv) 1,406,000 shares of Common Stock to be issued at the Initial Closing (or 14,198,424 shares in the aggregate), FiNet could be obligated to issue up to an additional 4,273,370 shares of Common Stock as a Performance Bonus at the Second Closing (in addition to the 1,406,000 shares issued in the Initial Closing). Consequently, in connection with the Acquisition, FiNet could be obligated to issue an aggregate of up to 5,679,370 shares of Common Stock, which would be equal to 40% of the Company's capitalization immediately prior to the Second Closing under these assumptions, or approximately 31% of the Company's capitalization following the Second Closing. Assuming the price of FiNet's Common Stock on the dates of the Initial Closing and the Second Closing is equal to the price on the date of the RE Ventures Purchase Agreement, the total consideration in this scenario would be valued at $4,429,908.

        At a minimum, if no Performance Bonus is earned, the Company will be required to issue 1,406,000 shares of Common Stock in connection with the Acquisition. Assuming the Company's capitalization as of the Initial Closing consists of: (i) the 9,542,424 shares of Common Stock issued and outstanding as of the Record Date and (ii) 1,350,000 shares representing all shares of Preferred Stock issued and outstanding as of the Record Date (on an as-converted-to-Common-Stock basis), this minimum issuance would represent approximately 13% of the Company's capitalization immediately prior to the Initial Closing, or approximately 11% of the Company's capitalization following the issuance of the Initial Consideration. Assuming the price of FiNet's Common Stock on the date of the Initial Closing is equal to the price on the date of the RE Ventures Purchase Agreement, the consideration in this scenario would be valued at $1,096,680.

        Within the constraints of the maximum and minimum consideration described above, the actual number of shares of Common Stock issuable in the Second Closing is dependent on the values of both the Second Year Earnings and price of FiNet's Common Stock at the time of the Second Closing.

        The following table provides a summary of the consideration that would be paid based on different assumptions about the value of the Second Year Earnings and FiNet's Common Stock at the time of the Second Closing. This table presents information based on hypothetical prices of FiNet's Common Stock at the time of the Second Closing of $0.78 (the closing price on the date of the RE Ventures Purchase Agreement), $1.00, $2.00, $5.00 and $10.00. For each of these prices the number of shares of Common Stock issuable as a Performance Bonus and the total consideration issuable in the Acquisition is provided, assuming Second Year Earnings of $0, $500,000, $1,000,000 and $5,000,000. As described above, the Initial Consideration will consist of 1,406,000 shares regardless of the level of the Second Year Earnings or the price of FiNet's Common Stock.

Potential Shares Issuable in the Acquisition

		RE Ventures Second Year Earnings
		$0		$500,000		$1,000,000		$2,000,000		$5,000,000
FiNet Stock Price	Initial Consid.	Perform. Bonus	Total Shares	Perform. Bonus	Total Shares	Perform. Bonus	Total Shares	Perform. Bonus	Total Shares	Perform. Bonus	Total Shares
$0.78	1,406,000	0	1,406,000	4,273,370	5,679,370	4,273,370	5,679,370	4,273,370	5,679,370	4,273,370	5,679,370
$1.00	1,406,000	0	1,406,000	3,594,000	5,000,000	4,273,370	5,679,370	4,273,370	5,679,370	4,273,370	5,679,370
$2.00	1,406,000	0	1,406,000	1,094,000	2,500,000	3,594,000	5,000,000	4,273,370	5,679,370	4,273,370	5,679,370
$5.00	1,406,000	0	1,406,000	0	1,406,000	594,000	2,000,000	2,594,000	4,000,000	4,273,370	5,679,370
$10.00	1,406,000	0	1,406,000	0	1,406,000	0	1,406,000	594,000	2,000,000	3,594,000	5,000,000

        Your vote is being solicited in order to approve the issuance of shares of the Company's Common Stock in connection with the Acquisition, including the issuance of shares at the Initial Closing and at the Second Closing. If this proposal is approved, no further authorization for the issuance of shares in connection with the Acquisition will be solicited prior to the issuance of shares at the Initial Closing or at the Second Closing.

Reasons for the Acquisition

        The Company believes that the Acquisition provides an attractive opportunity to further pursue FiNet's strategy of diversifying its client base beyond mortgage brokers in order to provide integrated financial services to mortgage and real estate professionals. The Company believes that the www.realestate.com domain name and RE Ventures's other intellectual property can be integrated effectively into the current operations of FiNet's subsidiaries to achieve this strategic objective. While the Company intends to turn RE Ventures into a separate operating entity, the Company expects that the RE Ventures assets, in particular the RealEstate.com domain name and related intellectual property rights, will generate a significant number of leads which will benefit all segments of the Company's business. In addition, the Company believes that the product and service offerings of its subsidiaries may be enhanced by utilizing some of the technologies obtained from RE Ventures. However, because RE Ventures was not initially formed as an operating entity, and because RE Ventures has not utilized the RE Assets as part of a going business, the RE Assets have had no operating history for FiNet's intended use of the assets. Accordingly, FiNet cannot be certain that it will be able to utilize these assets effectively, if at all, in a separate operating entity or otherwise.

Conditions to Closing

        Assuming the Company's stockholders approve this proposal, the Company anticipates that the Initial Closing will occur on August 8, 2002, immediately after the Company's Annual Meeting of Stockholders. The closing of the transactions contemplated by the RE Ventures Purchase Agreement is subject to several conditions that must be satisfied or waived before the Initial Closing, including those summarized below:

  •
  FiNet's reasonable satisfaction with the results of a third-party audit of the "RealEstate.com" technology and reasonable satisfaction with the response of RE Ventures to any material issues raised as a result of due diligence;

  •
  the accuracy, in all material respects, of each party's respective representations and warranties in the RE Ventures Purchase Agreement;

  •
  material compliance by each party with its covenants in the RE Ventures Purchase Agreement;

  •
  absence of a material adverse change in the financial condition or operations of RE Ventures from December 31, 2001 to the Initial Closing;

  •
  receipt of required approvals, including approvals from FiNet's board of directors and stockholders, any applicable government entities and any required third parties;

  •
  execution and delivery of consulting agreements with certain of the RE Ventures Equityholders;

  •
  execution of a technology sale and assignment agreement between RE Ventures and Sand Hill;

  •
  execution and delivery of a standstill agreement and a registration rights agreement; and

  •
  receipt of an opinion of counsel to RE Ventures as to certain matters.

        In order to comply with the Nasdaq Stock Market marketplace rules, the Company will not issue any shares in connection with the Acquisition unless this proposal is approved by the Company's stockholders. Consequently, if the Company's stockholders do not approve this proposal, neither the Initial Closing nor the Second Closing will occur, and the Acquisition will not take place.

Registration Rights

        In connection with the Acquisition, the RE Ventures Equityholders will receive registration rights under the RE Ventures Purchase Agreement, the terms of which are more fully described in a registration rights agreement executed in connection with the RE Ventures Purchase Agreement. Pursuant to these registration rights, the Company will be obligated to prepare and file with the Securities and Exchange Commission registration statements covering the shares of Common Stock to be issued at the Initial Closing and at the Second Closing, respectively. The Company is generally required to bear the expenses of all such registrations, except underwriting discounts and commissions.

Standstill Agreement and Restrictions on Resale

        In connection with the Acquisition, the RE Ventures Equityholders have entered into a standstill and stock restriction agreement with the Company pursuant to which the RE Ventures Equityholders have agreed, among other things, not to acquire more than twenty percent of the Company's voting stock before the earlier of (i) the Second Closing and (ii) a change in control of the Company, except in certain limited situations. In addition, the RE Ventures Equityholders have agreed to certain volume limitations on their resale of the shares of Common Stock received from the Company in connection with the Acquisition, including (i) a limit during the first year following the Initial Closing of twenty-five percent of the shares received at the Initial Closing (unless the Company's Common Stock trades above $3.00 for thirty consecutive trading days) and (ii) a limit of ten percent of the prior month's trading volume for resales during any month until two years following the Second Closing.

Termination of the RE Ventures Purchase Agreement

        The RE Ventures Purchase Agreement may be terminated before the Initial Closing in certain situations, including if the Initial Closing has not taken place before June 30, 2002, except in the case of delays caused by the party seeking termination. However, all of the parties to the RE Ventures Purchase Agreement have executed a consent and waiver in which they have consented to an extension of the Initial Closing date due to delay in the date of the Company's annual meeting caused by the SEC's review of the Company's proxy statement and waived any rights to terminate during such period (so long as the Company's proxy statement is mailed by August 30, 2002).

Accounting Treatment

        FiNet will account for the Acquisition as a purchase of assets.

Tax Treatment

        The Acquisition has been structured to qualify as a reorganization for United States federal income tax purposes under the Internal Revenue Code.

Regulatory Approvals

        There are no applicable federal or state regulatory requirements to be complied with or approvals to be obtained prior to the closing of the Acquisition, other than requirements or approvals that have already been complied with or obtained.

Nasdaq Listing Issues

        If this proposal six is rejected by the Company's stockholders, the effect on net tangible assets and stockholders' equity may adversely affect FiNet's compliance with the listing requirements of the Nasdaq SmallCap Market. The Nasdaq marketplace rules currently require that listed companies maintain either $2 million in net tangible assets or $2.5 million in stockholders' equity. If this proposal is not approved, and as a result the Company is unable to increase its net tangible assets and stockholders' equity in connection with the Acquisition, the Company may not be able to meet these Nasdaq listing requirements, and the Company's Common Stock may be delisted from trading on the Nasdaq SmallCap Market. Such a delisting may have a material negative effect on the value and liquidity of FiNet's shares.

Required Vote

        The affirmative vote of the holders of a majority of the shares of the Company's capital stock voting (on an as-converted-to-Common-Stock basis) in person or by proxy on this proposal at the Annual Meeting is required to approve the issuance of shares of the Company's Common Stock in connection with the Acquisition. Management, directors or parties who are interested in the Acquisition (and their affiliates) collectively control the votes of approximately 0.7% of the Company's capital stock, which will be counted for the purpose of determining whether this proposal is approved.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE ISSUANCE OF SHARES OF THE COMPANY'S COMMON STOCK IN CONNECTION WITH THE PROPOSED ACQUISITION OF R.E. VENTURES, INC.

STOCKHOLDER PROPOSALS

        Proposals of stockholders of the Company which are intended to be presented at the Company's 2003 meeting of stockholders must be received by the Secretary of the Company no later than March 24, 2003 in order to be included in the proxy soliciting material relating to that meeting. These proposals must also meet the other requirements of the rules of the Securities and Exchange Commission relating to stockholder proposals. Stockholders who wish to make a proposal at the Company's 2003 Annual Meeting—other than one that will be included in the Company's proxy materials—should notify the Company no later than June 7, 2003. If a stockholder who wishes to present a proposal fails to notify the Company by this date, the appointed proxyholders of the proxies that management solicits for the meeting will have discretionary authority to vote on the stockholder's proposal if it is properly brought before the meeting. If a stockholder makes a timely notification, the appointed proxyholders may still exercise discretionary voting authority under circumstances consistent with the proxy rules of the Securities and Exchange Commission.

OTHER MATTERS

        The Company knows of no other matters to be submitted at the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed proxy to vote the shares they represent as the Board may recommend.

INCORPORATION BY REFERENCE

        To the extent that this Proxy Statement has been or will be specifically incorporated by reference into any filing by the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, the sections of the Proxy Statement entitled "Audit Committee Report", "Report of the Compensation Committee of the Board of Directors" and "Stock Price Performance Graph" shall not be deemed to be so incorporated, unless specifically otherwise provided in any such filing.

FINANCIAL MATTERS AND FORM 10-K REPORT

        The Company's annual report for the fiscal year ended December 31, 2001 is being mailed with this proxy statement to stockholders entitled to notice of the meeting. The consolidated financial statements, unaudited selected quarterly data, supplementary financial information, management's discussion and analysis of financial condition and results of operations, changes in and disagreements with accountants on accounting and financial disclosure, and quantitative and qualitative disclosures about market risk included in the annual report are incorporated by reference herein.

        THE COMPANY WILL PROVIDE EACH BENEFICIAL OWNER OF ITS SECURITIES AS OF THE RECORD DATE WITH A COPY OF THE RE VENTURES PURCHASE AGREEMENT, THE SERIES B PURCHASE AGREEMENT, THE SERIES B CERTIFICATE OF DESIGNATIONS, THE FORM OF WARRANT AND THE COMPANY'S ANNUAL REPORT ON FORM 10-K, INCLUDING THE FINANCIAL STATEMENTS AND SCHEDULES THERETO, REQUIRED TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION FOR THE COMPANY'S MOST RECENT FISCAL YEAR WITHOUT CHARGE, BY FIRST CLASS MAIL, WITHIN ONE BUSINESS DAY OF RECEIPT OF A WRITTEN OR ORAL REQUEST FROM SUCH PERSON. SUCH REQUEST SHOULD BE DIRECTED TO INVESTOR RELATIONS, FINET.COM, INC., 2527 CAMINO RAMON, SUITE 200, SAN RAMON, CALIFORNIA 94583 OR TO (925) 242-6600.

                      THE BOARD OF DIRECTORS

Dated: July 22, 2002

FiNet.com, Inc.

1998 NON-EMPLOYEE DIRECTORS' STOCK OPTION PLAN

        1.    PURPOSE OF THE PLAN.    This Finet.com, Inc. f/k/a Finet Holdings Corporation 1998 Non-Employee Directors' Stock Option Plan (the "Plan") is adopted for the benefit of the directors of FiNet.com, Inc. a Delaware corporation (the "Company") who, at the time of their service, are not employees of the Company or any of its subsidiaries (the "Non-Employee Directors"). The purposes of the Plan are to advance the interests of the Company by providing the Non-Employee Directors with additional incentive to serve the Company by increasing their proprietary interest in the success of the Company.

        2.    ADMINISTRATION OF THE PLAN. (a)    The Plan shall be administered by the Board of Directors of the Company (the "Board"). The Board may delegate administration of the Plan to a committee ("Committee") comprised of not less than two (2) members of the Board. If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers possessed by the Board, subject to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may abolish the committee at any time and revest in the Board the administration of the Plan. (b) The Board shall have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall, from time to time, deem advisable; to interpret the terms and provisions of the Plan and any Option granted under the Plan (and any agreements relating thereto); and to otherwise supervise the administration of the plan, and to exercise such powers and perform such acts as the Board deems necessary or expedient to promote the bests interests of the Company. The Board may correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any Option in the manner and to the extent it shall deem necessary to carry the Plan into effect. (c) All actions taken and all interpretations and determinations made by the Board in good faith shall be final and binding upon all Non-Employee Directors, the Company, and all other interested persons. (d) No member of the Board shall be personally liable for any action, determination, or interpretation made in good faith with respect to the Plan; and all members of the Board shall be fully protected by the Company in respect of any such action, determination, or interpretation.

        3.    STOCK SUBJECT TO AND RESERVED FOR THE PLAN. (a)    The total number of shares of the Company's Common Stock, $0.01 par value (the "Common Stock"), with respect to which Options may be granted under the Plan, shall not exceed the aggregate of 283,333 shares; provided, however, that the class and aggregate number of shares which may be subject to the Options granted hereunder shall be subject to adjustment in accordance with the provisions of Section 13 of this Plan. Such shares may be treasury shares, reacquired shares or authorized but unissued shares. (b) The Company shall reserve for issuance pursuant to this Plan such number of shares of Common Stock as may from time to time be subject to Options granted hereunder. If any Option expires or is canceled prior to its exercise in full, the shares theretofore subject to such Option may again be made subject to an Option under the Plan. (c)All Options granted under the Plan will constitute nonstatutory stock options (i.e., stock options which do not qualify under Sections 422 or 423 of the Internal Revenue Code of 1986 (the "Code")) (the "Option").

        4.    ELIGIBILITY.    Options shall be granted only to Non-Employee Directors of the Company.

        5.    NON-DISCRETIONARY GRANT OF OPTIONS.

        (a)    Non-Employee Directors Elected After the Effective Date of the Plan: Initial Grant.    For so long as this Plan is in effect and shares are available for the grant of Options hereunder, each person who is elected as a Non-Employee Director of the Company for the first time after the effective date of the Plan, and who is not and has not been an employee of the Company or any of the Company's subsidiaries (as defined in Section 424(f) of the Code (a "New Director") shall be granted a one-time

Option ("Initial Option") to purchase 3,333 shares of Common Stock at a per share exercise price equal to 85% of the Fair Market Value (defined below) of a share of Common Stock on such date (subject to the adjustments provided in Section 14 hereof), except that the price shall be 110% of the Fair Market Value in the case of any person who owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Corporation or its subsidiaries. This Section 5(a) shall only apply to a New Director the first time he or she is elected a director of the Company after the effective date of this Plan.

        (b)    Annual Option Grant to Non-Employee Directors ("Annual Option").    In addition, for so long as (i) this Plan is in effect, and (ii) there are shares available for the grant of Options hereunder, each person serving as an elected Non-Employee Director as of the effective date of this Plan and each New Director (together "Eligible Director") shall be granted automatically, on January 1st of each year (or the next day on which the Company's Common Stock is traded should the Company's Common Stock not trade on such date, commencing as of January 1, 1998 and subject to the adjustments provided in Section 14 hereof), an Option to purchase the number of shares of Common Stock equal to the product of (i) 1,000 times (ii) the quotient, rounded downward to the nearest whole number, obtained by dividing (x) the number of shares of Common Stock outstanding on January 1stof each year by (y) 1,000,000. Such option shall be granted at a per share exercise price equal to 85% of the Fair Market Value (as defined below) of a share of Common Stock, except that the price shall be 110% of the Fair Market Value in the case of any person who owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Corporation or its subsidiaries. The foregoing notwithstanding, such Eligible Director must have served as a Non-Employee Director continuously for at least thirty (30) days immediately preceding the first day of January of any given year, in order to be eligible for grant of an Annual Option as of January 1st of that year.

        (c)    Option Price.    For the purposes of this Section 5, the "Fair Market Value" as of any particular date shall mean (i) the closing sales price on the immediately preceding business day of a share of Common Stock as reported on the principal securities exchange on which shares of Common Stock are then listed or admitted to trading or (ii) if not so reported, the average of the closing bid and asked prices for a share of Common Stock on the immediately preceding business day as quoted on the National Association of Securities Dealers Automated Quotation System ("NASDAQ") or (iii) if not quoted on NASDAQ, the average of the closing bid and asked prices for a share of Common Stock as quoted by the National Quotation Bureau's "Pink Sheets" or the National Association of Securities Dealers' OTC Bulletin Board System. If the price of a share of Common Stock shall not be so reported, the Fair Market Value of a share of Common Stock shall be determined by the Board in its absolute discretion.

        6.    OPTION AGREEMENT.    Each Option granted under the Plan shall be evidenced by an agreement, in a form approved by the Board, which shall be subject to the terms and conditions of the Plan. Any agreement may contain such other terms, provisions and conditions as may be determined by the Board and that are not inconsistent with the Plan.

        7.    VESTING AND TERM OF OPTIONS. (a)    Each Option granted under this Plan shall be subject to vesting pursuant to one of two schedules: (i) vesting in full on the date of grant; or (ii) vesting in four (4) equal installments commencing on the first anniversary of the date of grant; provided, however, that each such Option, regardless of the manner of vesting, shall be subject to termination as provided in Section 9 hereof. The schedule of vesting, whether vesting in full or in installments, shall be determined by the Board as part of and at the time of the grant; provided however, that any Option granted under this Plan which vests in full on the date of grant as set forth in subsection (i) above, shall be subject, as a condition of such Option grant, to the Company's right to repurchase as provided in Section 16 hereof. (b) Each Option agreement shall also provide that the Option shall expire ten years from the date of grant, unless sooner terminated pursuant to Section 9 hereof.

        8.    EXERCISE OF OPTIONS.    Options shall be exercisable at any time after their appropriate vesting date, subject to termination as provided in Section 9 hereof and to the Company's right to repurchase as provided in Section 16 hereof. Options shall be exercised by written notice to the Company setting forth the number of shares with respect to which the Option is being exercised and specifying the address to which the certificates representing such shares are to be mailed. Such notice shall be accompanied by cash or certified check, bank draft, or postal or express money order payable to the order of the Company, for an amount equal to the product obtained by multiplying the exercise price of the Option by the number of shares of Common Stock with respect to which the Option is then being exercised. As promptly as practicable after receipt of such written notification and payment, the Company shall deliver to the Eligible Director a certificate or certificates representing the number of shares of Common Stock with respect to which such Option has been so exercised, issued in the Eligible Director's name, provided, however, that such delivery shall be deemed effected for all purposes when the Company's transfer agent shall have deposited such certificates in the United States mail, addressed to the Eligible Director, at the address specified pursuant to this Section 8.

        9.    TERMINATION OF OPTIONS.    Except as may be otherwise expressly provided in this Plan or otherwise determined by the Board, each Option, to the extent it shall not have been exercised previously, shall terminate on the earliest of the following: (i) on the last day of the three- month period commencing on the date on which the Eligible Director ceases to be a member of the Board for any reason other than the death or total disability (within the meaning of Section 22(e)(3) of the Internal Revenue Code) of the Eligible Director, in which case the option may be exercised at any time within eighteen (18) months following termination of such directorship or service, during which period the Eligible Director shall be entitled to exercise all Options held by the Eligible Director on the date on which the Eligible Director ceased to be a member of the Board that could have been exercised on such date; or (ii) ten years after the date of grant of such Option.

        10.    TRANSFERABILITY OF OPTIONS.    During the term of an Option, the Option shall not be assignable or otherwise transferable except by will or by the laws of descent and distribution. Each Option shall be exercised during the Eligible Director's lifetime only by the Eligible Director.

        11.    NO RIGHTS AS STOCKHOLDER.    No Eligible Director shall have any rights as a stockholder with respect to shares covered by an Option until the date of issuance of a stock certificate or certificates representing such shares. Except as provided in Section 14 hereof, no adjustment for dividends or otherwise shall be made if the record date therefor is prior to the date of issuance of certificates representing shares of Common Stock purchased pursuant to exercise of this Option.

        12.    INVESTMENT REPRESENTATIONS.    Whether or not the Options and shares covered by the Plan have been registered under the Securities Act of 1933, as amended, each person exercising an option under the Plan may be required by the Company to give a representation in writing that such person is acquiring such shares for investment and not with a view to, or for sale in connection with, the distribution of any part thereof. The Company will endorse any necessary legend referring to the foregoing restriction upon the certificate or certificates representing any shares issued or transferred to the Eligible Director upon the exercise of any Option granted under the Plan.

        13.    AMENDMENT OR TERMINATION.    The Board may amend, modify, revise or terminate this Plan at any time and from time to time. All Options granted under this Plan shall be subject to the terms and provisions of this Plan and any amendment, modification or revision of this Plan shall be deemed to amend, modify or revise all Options outstanding under this Plan at the time of such amendment, modification or revision. If this Plan is terminated by action of the Board, all outstanding Options may be terminated.

        14.    CHANGES IN THE COMPANY'S CAPITAL STRUCTURE.    The existence of outstanding Options shall not affect in any way the right or power of the Company or its stockholders to make or authorize the dissolution or liquidation of the Company, any sale or transfer of all or any part of the

Company's assets or business, any reorganization or other corporate act or proceeding, whether of a similar character or otherwise, any or all adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business, any merger or consolidation of the Company, or any issuance of bonds, debentures, preferred or prior preference stock senior to or affecting the Common Stock or the rights thereof; provided, however, that if (i) the outstanding shares of Common Stock of the Company shall be subdivided into a greater number of shares or (ii) the outstanding shares of Common Stock shall be combined into a smaller number of shares thereof, then (a) the number of shares of Common Stock available for the grant of Options under the Plan shall be proportionally adjusted to equal the product obtained by multiplying such number of available shares remaining by a fraction, the numerator of which is the number of outstanding shares of Common Stock after giving effect to such combination or subdivision and the denominator of which is that number of outstanding shares of Common Stock prior to such combination or subdivision, (b) the exercise price of any Option then outstanding under the Plan shall be proportionately adjusted to equal the product obtained by multiplying such exercise price by a fraction, the numerator of which is the number of outstanding shares of Common Stock prior to such combination or subdivision and the denominator of which is that number of outstanding shares of Common Stock after giving effect to such combination or subdivision, and (c) the number of shares of Common Stock issuable on the exercise of any Option then outstanding under the Plan or thereafter granted under the Plan shall be proportionately adjusted to equal the product obtained by multiplying such number of shares of Common Stock by a fraction, the numerator of which is the number of outstanding shares of Common Stock after giving effect to such combination or subdivision and the denominator of which is that number of outstanding shares of Common Stock prior to such combination or subdivision.

        15.    COMPLIANCE WITH OTHER LAWS AND REGULATIONS.    (a) The Plan, the grant and exercise of Options thereunder, and the obligation of the Company to sell and deliver shares acquirable on exercise of such Options, shall be subject to all applicable federal and state laws, rules and regulations and to such approvals by any governmental or regulatory agency or national securities exchange as may be required. The Company shall not be required to sell or issue any shares on exercise of any Option if the issuance of such shares shall constitute a violation by the Non-Employee Director or the Company of any provisions of any law or regulation of any governmental authority. (b) Each Option granted under this Plan shall be subject to the requirement that, if at any time the Board shall determine that (i) the listing, registration or qualification of the shares subject thereto on any securities exchange or under any state or federal law of the United States or of any other country or governmental subdivision thereof, (ii) the consent or approval of any governmental regulatory body, or (iii) the making of investment or other representations, are necessary or desirable in connection with the issue or purchase of shares subject thereto, no such Option may be exercised in whole or in part unless such listing, registration, qualification, consent, approval or representation shall have been effected or obtained, free of any conditions not acceptable to the Board. (c) These provisions do not obligate the Company to register either the Plan, any option granted under the Plan, or any stock issued or issuable pursuant to any such Option, under any state or federal law of the United States or of any other country or governmental subdivision thereof. (d) Any determination by the Board in connection with any of the above determinations shall be final, binding and conclusive.

        16.    REPURCHASE RIGHT OF THE COMPANY.

        (a)    General.    Shares of stock issued or issuable upon exercise of an option grant with immediate vesting, as set forth in Section 7(a)(i), are subject to a right of repurchase by the Company. If the service of a Non-Employee Director to the Company or a subsidiary of the Company is terminated for any reason other than by death or total disability, except as otherwise described in Section 16(d), the Company (or any subsidiary designated by it) shall have the option for 90 days after the termination of service by the Non-Employee Director to repurchase all or any part of his stock issued or issuable upon exercise of the option, as provided in this Section 16.

        (b)    Notice.    Within 30 days of receiving notice from a Non-Employee Director or his representative of the termination of the director's service to the Company or a subsidiary of the Company, the Company must give notice to the director of the Company's decision whether or not to exercise its repurchase right.

        (c)    Repurchase Price.    The repurchase price per share repurchased in accordance with this Section 16 shall be the original per share purchase price set forth in the accompanying Notice of Stock Option Grant. The Company's repurchase right at this price lapses at the rate of 25% per year, starting with the first anniversary of the Option Grant, and continues over 4 years, without reference to the date the Option was exercised or became exercisable.

        (d)    Shares Acquired Through Exercise of Option After Termination of Services.    If the Non-Employee Director exercises in whole or in part his option after termination of his services to the Company for any reason other than death or total disability, the Company shall have, for 90 days after the exercise, the right to repurchase the shares so acquired upon written notice to the Non-Employee Director. The purchase price and terms of payment will be governed by Sections 16(c) and (e) of this Plan.

        (e)    Payment of the Purchase Price.    The Company's right to repurchase must be exercised for cash or cancellation of purchase money indebtedness for the shares within 90 days of termination of service by the Non-Employee Director (or in the case of securities issued upon exercise of Options after the date of termination, within 90 days after the date of exercise).

        (f)    Death or Total Disability.    There shall be no right of repurchase by the Company upon the Non-Employee Directors' death or total disability. The foregoing notwithstanding, the provisions of this Section 16(g) do not extend or otherwise affect the termination of any Option that shall not have been exercised, as otherwise set forth in Section 9 herein.

        (g)    Repurchase Right as to Other Shares.    The repurchase right of the Company shall apply as well to all shares or other securities issued in respect to any Option due to any stock split, reverse stock split, stock dividend, recapitalization, reclassification, spin-off, split-off, merger, consolidation or reorganization ("Other Shares") but such right shall expire on the occurrence of any event or transaction upon which the Option terminates.

        17.    INDEMNIFICATION OF BOARD OF DIRECTORS.    The Company shall, to the fullest extent permitted by law, indemnify, defend and hold harmless any person who at any time is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (whether civil, criminal, administrative or investigative) in any way relating to or arising out of this Plan or any Options granted hereunder by reason of the fact that such person is or was at any time a director of the Company against judgments, fines, penalties, settlements and reasonable expenses (including attorneys' fees) actually incurred by such person in connection with such action, suit or proceeding. This right of indemnification shall inure to the benefit of the heirs, executors and administrators of each such person and is in addition to all other rights to which such person may be entitled by virtue of the bylaws of the Company or as a matter of law, contract or otherwise.

        18.    ADDITIONAL PROVISIONS.    (a) Nothing in the Plan, or in any instrument executed pursuant thereto, shall confer upon any Non-Employee Director either the right or the obligation to continue acting as a director of (or to employment by) the Company, nor shall any Plan provision or instrument executed pursuant thereto affect any right of the Company, its Board and/or its shareholders to terminate the directorship (or employment) of any Non-Employee Director with or without cause. (b) In connection with each option granted pursuant to the Plan, each Non-Employee Director shall make arrangements satisfactory to the Company to insure that the amount of any federal or other withholding tax required to be withheld with respect to such sale or transfer is made available to the Company for timely payment of such tax.

        19.    EFFECTIVE DATE OF THE PLAN.    This Plan shall become effective, subject to stockholder approval, on February 18, 1998. No Option shall be granted pursuant to this Plan on or after February 18, 2008.

        20.    GOVERNING LAW.    The Plan shall be governed by, and all questions arising hereunder, shall be determined in accordance with the laws of the State of California as such laws are applied to agreements between California residents entered into and to be performed entirely within California.

Date of Board Adoption: February 18, 1998

Date of Shareholder Approval: November 24, 1998

PROXY

FINET.COM, INC.

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

AUGUST 8, 2002

        The undersigned stockholder of FiNet.com, Inc. (the "Company") hereby appoints L. Daniel Rawitch and S. Lewis Meyer, and each of them acting singly, with full power of substitution to each, the true and lawful attorneys, agents and proxyholders of the undersigned, and hereby authorizes them to represent and vote, as specified herein, all of the shares of Common Stock of the Company held of record by the undersigned on July 1, 2002, at the Annual Meeting of Stockholders of the Company to be held on August 8, 2002 (the "Annual Meeting") at 9:30 a.m. at the Company's corporate offices, 2527 Camino Ramon, Suite 200, San Ramon, California 94583 and any adjournments or postponements thereof, with all power which the undersigned would possess if personally present, and to vote all shares of stock which the undersigned may be entitled to vote at said meeting upon the matters set forth in the Notice of Annual Meeting of Stockholders in accordance with the following instructions, and with discretionary authority upon such other matters as may come before the meeting. All previous proxies are hereby revoked.

CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE

☒ Please mark votes as in this example

        THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED. IN THE ABSENCE OF DIRECTION, THE SHARES WILL BE VOTED FOR ALL NOMINEES AND FOR PROPOSALS 2 THROUGH 6.

        THE UNDERSIGNED ACKNOWLEDGES RECEIPT OF THE NOTICE OF ANNUAL MEETING OF STOCKHOLDERS RELATING TO THE ANNUAL MEETING.

1.	To elect as directors to serve until the next annual meeting of stockholders and until their successors are duly elected and qualified, the six (6) nominees listed below:	Vote FOR all the nominees (except as directed to the contrary) ☐
	L. Daniel Rawitch S. Lewis Meyer, Ph.D. Stephen J. Sogin, Ph.D. Diogo Abreu William D. Dallas Mário Filipe Moreira Leite da Silva	Vote WITHHELD from all nominees ☐

INSTRUCTIONS: To withhold vote for any individual nominee, write the nominee's name in the space provided below:

2.	To approve an amendment to the Company's 1998 Non-Employee Directors' Stock Option Plan to change the number of shares automatically awarded on an annual basis to each Non-employee Director.	For ☐	Against ☐	Abstain ☐
3.	To ratify the appointment of Ernst & Young, LLP as independent auditors of the Company for the fiscal year ending December 31, 2002.	For ☐	Against ☐	Abstain ☐
4.
	To approve the sale and issuance of additional shares of Series B Convertible Preferred Stock and Common Stock warrants in connection with a private placement of the Company's securities, which would, when aggregated with related transactions, result in the Company issuing securities convertible into more than 20% of its outstanding Common Stock.	For ☐	Against ☐	Abstain ☐
5.
	To approve the sale and issuance of shares of Series B Convertible Preferred Stock and Common Stock warrants to an officer of the Company and a director of the Company in connection with a private placement of the Company's securities, which would, when aggregated with related transactions, result in the Company issuing securities convertible into more than 20% of its outstanding Common Stock.	For ☐	Against ☐	Abstain ☐
6.
	To approve the issuance of shares of Company Common Stock in connection with a proposed acquisition of R.E. Ventures, Inc., which could potentially result in the Company issuing shares representing more than 20% of its outstanding Common Stock.	For ☐	Against ☐	Abstain ☐
MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT	☐
Please sign exactly as name appears hereon. Joint owners should each sign. Trustees and others acting in a representative capacity should indicate the capacity in which they sign and give their full title. If a corporation, please have an authorized officer sign and indicate the full corporate name. If a partnership, please sign in partnership name by an authorized person.
Please mark, sign and date this proxy and return it promptly whether you plan to attend the meeting or not. If you do attend, you may vote in person if you desire.
Signature:		Signature:
Date: ________________________

QuickLinks

CERTAIN MATTERS TO BE VOTED UPON
INFORMATION CONCERNING SOLICITATION AND VOTING
PROPOSAL ONE ELECTION OF DIRECTORS
THE BOARD RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE ELECTION OF EACH OF THE NOMINATED DIRECTORS
AUDIT COMMITTEE REPORT
Security Ownership of Certain Beneficial Owners
Beneficial Ownership of Management
Summary Compensation Table
Option Grants in Last Fiscal Year
Aggregated Option Exercises in Fiscal Year 2001 and 2001 Year End Option Values
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS
PROPOSAL TWO APPROVAL OF AMENDMENT TO THE 1998 NON-EMPLOYEE DIRECTORS' STOCK OPTION PLAN
DIRECTORS' PLAN BENEFITS
NEW PLAN BENEFITS 1998 NON-EMPLOYEE DIRECTORS' STOCK OPTION PLAN
Information Regarding Equity Compensation Plans
Equity Compensation Plan Information
THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE AMENDMENT TO THE DIRECTORS' PLAN
PROPOSAL THREE RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS
Independent Auditor Fees
THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS
PROPOSAL FOUR ISSUANCE AND SALE OF ADDITIONAL SHARES OF SERIES B CONVERTIBLE PREFERRED STOCK AND COMMON STOCK WARRANTS IN CONNECTION WITH A PRIVATE PLACEMENT OF THE COMPANY'S SECURITIES
Potential Dilutive Effects of this Proposal
PROPOSAL FIVE ISSUANCE AND SALE OF SERIES B CONVERTIBLE PREFERRED STOCK AND COMMON STOCK WARRANTS TO L. DANIEL RAWITCH AND DIOGO ABREU IN CONNECTION WITH A PRIVATE PLACEMENT OF THE COMPANY'S SECURITIES
Potential Dilutive Effects of this Proposal
PROPOSAL SIX ISSUANCE OF COMMON STOCK IN CONNECTION WITH PROPOSED R.E. VENTURES, INC. TRANSACTION
Potential Shares Issuable in the Acquisition
STOCKHOLDER PROPOSALS
OTHER MATTERS
INCORPORATION BY REFERENCE
FINANCIAL MATTERS AND FORM 10-K REPORT
FiNet.com, Inc. 1998 NON-EMPLOYEE DIRECTORS' STOCK OPTION PLAN
FINET.COM, INC. PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AUGUST 8, 2002